Exhibit 2.02


              AGREEMENT AND PLAN OF REORGANIZATION




                           between



                  FOURTH FINANCIAL CORPORATION,


                               and


                     OKLAHOMA SAVINGS, INC.,













                     Dated as of July 21, 1994


                  TABLE OF CONTENTS




                                                         Page No.
                                                         --------

ARTICLE I.          Definitions. . . . . . . . . . . . . . . . .2

 Section 1.2        Accounting Terms . . . . . . . . . . . . . .8
 Section 1.3        Use of Defined Terms . . . . . . . . . . . .8

ARTICLE II.         Plan of Reorganization . . . . . . . . . . .8
 Section 2.1        Tax-Free Reorganizations . . . . . . . . . .8
 Section 2.2        Agreements of Fourth . . . . . . . . . . . .9
 Section 2.3        Agreements of OSI and the Bank . . . . . . 12
 Section 2.4        The Mergers. . . . . . . . . . . . . . . . 17
 Section 2.5        Conversion and Exchange of Shares. . . . . 18
 Section 2.6        Advance Preparations for Bank Merger . . . 20
 Section 2.7        Negative Covenants . . . . . . . . . . . . 20

ARTICLE III.        Representations and Warranties . . . . . . 21
 Section 3.1        Representations and Warranties of OSI. . . 21
 Section 3.2        Representations and Warranties of Fourth . 31

ARTICLE IV.         Securities Laws Matters. . . . . . . . . . 35
 Section 4.1        Registration Statement and Proxy Statement 35
 Section 4.2        State Securities Laws. . . . . . . . . . . 36
 Section 4.3        Affiliates . . . . . . . . . . . . . . . . 36
 Section 4.4        Affiliates' Agreements . . . . . . . . . . 37

ARTICLE V.          Closing Conditions . . . . . . . . . . . . 37
 Section 5.1        Conditions to Obligations of Fourth and
                    BANK IV Oklahoma . . . . . . . . . . . . . 37
 Section 5.2        Conditions to Obligations of OSI and the
                    Bank . . . . . . . . . . . . . . . . . . . 40

ARTICLE VI.         Effective Time . . . . . . . . . . . . . . 41

ARTICLE VII.        Termination of Agreement . . . . . . . . . 42
 Section 7.1        Mutual Consent; Absence of Stockholder
                    Approval; Termination Date . . . . . . . . 42
 Section 7.2        Election by Fourth . . . . . . . . . . . . 42
 Section 7.3        Election by OSI. . . . . . . . . . . . . . 42
 Section 7.4        Effect of Termination. . . . . . . . . . . 43

ARTICLE VIII.       Miscellaneous. . . . . . . . . . . . . . . 43
 Section 8.1        Nonsurvival of Representations, Warranties,
                    and Agreements . . . . . . . . . . . . . . 43
 Section 8.2        Expenses . . . . . . . . . . . . . . . . . 44
 Section 8.3        Notices. . . . . . . . . . . . . . . . . . 44
 Section 8.4        Time . . . . . . . . . . . . . . . . . . . 44
 Section 8.5        Law Governing. . . . . . . . . . . . . . . 44
 Section 8.6        Entire Agreement; Amendment. . . . . . . . 44
 Section 8.7        Press Releases . . . . . . . . . . . . . . 45
 Section 8.8        Severability . . . . . . . . . . . . . . . 45
 Section 8.9        Successors and Assigns . . . . . . . . . . 45
 Section 8.10       Cover, Table of Contents, and Headings . . 45
 Section 8.11       Counterparts . . . . . . . . . . . . . . . 45


                           EXHIBITS


Exhibit "A"         Form of BANK IV Oklahoma Merger Agreement

Exhibit "B"         Form of Fourth Merger Agreement

Exhibit "C"         Form of Silver, Freedman and Taff and Ellis &
                    Morgan legal opinions

Exhibit "D"         Form of Foulston & Siefkin legal opinion

Exhibit "E"         Form of Affiliate's Agreement






             AGREEMENT AND PLAN OF REORGANIZATION





     AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 21,
1994, between FOURTH FINANCIAL CORPORATION, a Kansas corporation
("Fourth"), and OKLAHOMA SAVINGS, INC., a Delaware corporation
("OSI").


     W I T N E S S E T H:  That,
     -------------------

     WHEREAS, the Boards of Directors of Fourth and OSI have approved, and deem it advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein; and


     WHEREAS, Fourth and OSI desire to make certain representations, warranties, and agreements in connection with the transaction contemplated hereby and also to prescribe various conditions to consummating such transaction; and


     WHEREAS, for Federal income tax purposes, it is intended that the merger contemplated by this agreement shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended;


     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:


                           ARTICLE I

                          DEFINITIONS

     1.1. Definitions. The following terms as used in this Agreement shall have the following meanings unless the context otherwise requires:


     "Affiliate" has the same meaning as in Rules 145 and 405 adopted under the Securities Act by the SEC, as the same may be amended from time to time.


     "Agreement" refers to this Agreement and Plan of Reorganization and all amendments hereto.


     "Bank" means Stillwater Federal Savings Bank, a federal savings bank.


     "Bank Stock" means the common stock of the Bank, par value
$.01 per share.


     "BANK IV Oklahoma" means BANK IV Oklahoma, National
Association, a national banking association.


     "Bank Merger" means the merger of the Bank into BANK IV
Oklahoma pursuant to the Bank Merger Agreement.


     "Bank Merger Agreement" means the Agreement to Merge, substantially in the form of Exhibit "A" hereto, pursuant to which the Bank Merger will be effected.


     "Bank Holding Company Act" means the federal Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1841 et seq.), or any successor federal statute, and the rules and regulations of the Board promulgated thereunder, all as the same may be in effect at the time.


     "Best Efforts" does not include those actions which are not commercially reasonable under the circumstances.


     "Board" means the Board of Governors of the Federal Reserve
System or any successor governmental entity which may be granted powers currently exercised by the Board of Governors.


     "Closing" means the consummation of the Mergers as provided in this Agreement.


     "Closing Price" means the closing price of Fourth Stock on the trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.


     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "Comptroller" means the United States Comptroller of the Currency or any successor governmental agency which may be granted powers currently exercised by the Comptroller of the Currency.


     "Corporations" refers to OSI and the Bank.


     "Disclosure Statement" means the Disclosure Statement prepared by OSI and delivered by it to Fourth prior to the execution and delivery of this Agreement by Fourth.


     "Effective Time" means the date and time on which the Mergers are effective as more fully defined in this Agreement.


     "Environmental, Health, and Safety Liabilities" means any loss, cost, expense, claim, demand, liability, or obligation of whatever kind or otherwise, based upon any Environmental, Health, and Safety Law relating to:

          (i) any environmental, health, or safety matter or conditions, including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products;

          (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands, and response, remedial or inspection costs and expenses arising under any Environmental, Health, and Safety Law;

          (iii)  financial responsibility under any Environmental
     Law for cleanup costs or corrective actions, including for any removal, remedial or other response actions, and for any natural resource damage; and

          (iv) any other compliance, corrective, or remedial action required under any Environmental, Health, and Safety Law.


     "Environmental, Health, and Safety Law" means any provision of past or present Law relating to any environmental, health, or safety matters or conditions, Hazardous Materials, pollution, or protection of the environment, including, but not limited to, on-site and off-site contamination, occupational safety and health, and regulation of chemical substances or products, emissions, discharges, release, or threatened release of contaminants, chemicals or industrial, toxic, radioactive, or Hazardous Materials or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive, or hazardous substances or wastes.


     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "ESOP" means the Oklahoma Savings, Inc. Employees Stock
Ownership Plan.


     "Exchange Act" means the federal Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "Federal Deposit Insurance Act" means the Federal Deposit
Insurance Act, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "FDIC" means the Federal Deposit Insurance Corporation or any successor agency.


     "Financial Statements" refers to all of the financial statements described in clause g of Section 3.1 of this Agreement.


     "Fourth" means Fourth Financial Corporation, a Kansas corporation and a party to this Agreement.


     "Fourth Merger" means the merger of OSI into Fourth pursuant to the Fourth Merger Agreement.


     "Fourth Merger Agreement" means the Agreement of Merger, substantially in the form of Exhibit "B" hereto, pursuant to which the Fourth Merger will be effected.


     "Fourth SEC Documents" has the meaning contained in Section
3.2.d of this Agreement.


     "Fourth Stock" means the common stock of Fourth, par value $5 per share.


     "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.


     "Hazardous Materials" means and includes: (i) any hazardous substance or toxic material (excluding any lawful product for use in the ordinary course of the Bank's business which contains such substance or material), pollutant, contaminant, toxic material, or hazardous waste as defined in any federal, state, or local environmental Law; (ii) waste oil and petroleum products; and (iii) any asbestos, asbestos-containing material, urea formaldehyde or material which contains it.


     "Law" or "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, or any subdivision thereof, or of any court or governmental department, agency, commission, board, bureau, or other instrumentality.


     "Litigation" means any proceeding, claim, lawsuit, and/or investigation being conducted or, to the best of the knowledge of the person or corporation making the representation, threatened before any court or other tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations, under or pursuant to any occupational safety and health, banking, antitrust, securities, tax, or other Laws, or under or pursuant to any contract, agreement, or other instrument.


     "Merger Agreements" collectively refers to the two merger agreements provided for in this Agreement pursuant to which the two Mergers will be accomplished.


     "Mergers" refers collectively to the Bank Merger and the Fourth Merger.


     "Occupied Properties" means the parcels of real property owned or leased by the Corporations on which one or more of the Corporations conduct or have conducted deposit taking activities, all of which properties are described in Schedule H to the Disclosure Statement under the caption "Bank Occupied Properties".


     "OTS" means the Office of Thrift Supervision of the United
States Department of the Treasury and any successor agency which may be granted powers currently exercised by the Office of Thrift
Supervision.


     "OSI" means Oklahoma Savings, Inc., a Delaware corporation and a party to this Agreement.


     "OSI Stock" means the common stock, par value $.01 per share, of OSI.


     "OSI 1993 10-K" means the Form 10-KSB for the fiscal year ended September 30, 1993 filed by OSI.


     "OSI SEC Documents" has the meaning contained in Section 3.1.r of this Agreement.


     "Permitted Contract" means a contract or agreement, written or oral, between the Bank, on the one hand, and a person other than a customer of the Bank or another financial institution, on the other hand, which (i) was entered into in the ordinary course of business, (ii) may be terminated by Fourth or BANK IV Oklahoma, as the case may be, after the Effective Time on no more than 30 days' prior notice, (iii) provides for a payment of no more than $5,000 in any calendar month by the Bank, and (iv) provides for no payment upon termination in excess of $5,000.


     "Permitted Encumbrances" mean with respect to  any  asset:

          (a)   liens for taxes not past due;

          (b) mechanics' and materialmen's liens for services or materials for which payment is not past due; and

          (c)   minor defects, easements, restrictions,
     encumbrances, and irregularities in title which do not, in the aggregate, materially diminish the value of a property or materially impair the use of a property for the purposes for which it is or may reasonably be expected to be held.


     "Proxy Statement" means the proxy statement to be used in connection with the special stockholders' meeting of OSI to be called for the purpose of considering and voting upon the Mergers.


     "Registration Statement" means the registration statement on Form S-4 to be filed by Fourth with the SEC pursuant to the Securities Act in connection with the registration of the shares of Fourth Stock to be issued in connection with the Fourth Merger.


     "Required Approvals" means the approval, consent, or non-objection, as the case may be, of the Board, the OTS, the Comptroller, and all other governmental or self-governing agencies, boards, departments, and bodies whose approval, consent, or non-action is required in order to consummate the Mergers, and each of them, which approvals, consents, and non-objections shall have become final and nonappealable without any appeal or other form of review having been initiated and as to which all required waiting periods shall have expired.


     "SEC" means the United States Securities and Exchange
Commission or any other governmental entity which may be granted powers currently being exercised by the Securities and Exchange
Commission.


     "Securities Act" means the federal Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.


     "Subsidiary" means any corporation fifty percent or more of the common stock or other form of equity of which shall be owned, directly or indirectly, by another corporation.


     1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements submitted pursuant to this Agreement, and all financial statements submitted pursuant to this Agreement shall be prepared in all material respects in accordance with such principles.


     1.3. Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in the Merger
Agreements, or any other agreement, document, or certificate made or delivered pursuant to this Agreement, unless otherwise there defined or unless the context otherwise requires.



                       ARTICLE II

                 PLAN OF REORGANIZATION


     2.1. Tax-Free Reorganizations. It is the intention of the parties that the Mergers contemplated by this Agreement and the Merger Agreements shall qualify as tax-free reorganizations under
Section 368(a)(1)(A) of the Code.


     2.2. Agreements of Fourth.


          a. Fourth shall cause BANK IV Oklahoma to execute and deliver the Bank Merger Agreement. Fourth has approved and adopted this Agreement and the Fourth Merger Agreement in accordance with the applicable Laws of the United States of America and the State of Kansas. Fourth shall vote or cause to be voted all of the stock of BANK IV Oklahoma in favor of the approval and adoption of the Bank Merger Agreement. Subject to the terms and conditions contained in this Agreement, upon receipt of all of the Required Approvals, Fourth shall cause BANK IV Oklahoma to perform the Bank Merger Agreement.


          b. Fourth shall cause all necessary action to be taken to authorize the issuance of the number of shares of Fourth
     Stock to be issued in the Fourth Merger and shall reserve such shares for issuance in the Fourth Merger.


          c. Prior to the Effective Time, Fourth, separately and with the other parties hereto, shall use, and cause BANK IV Oklahoma to use, its Best Efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and shall do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Mergers to be consummated on the terms provided herein and in the Merger Agreements as promptly as practicable.


          d. On or prior to the Effective Time, as appropriate for the transactions contemplated hereby, Fourth shall, and shall cause BANK IV Oklahoma to, execute and deliver the Merger Agreements and the other closing documents provided for in this Agreement, shall take all such other actions as are required or desirable to effect the Mergers, and shall utilize their Best Efforts to cause all of the conditions described in
     Section 5.2 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


          e. Prior to the Effective Time, Fourth shall, to the extent permitted by Law and outstanding confidentiality agreements, give OSI and its counsel and accountants full access, during normal business hours and upon reasonable notice, to its properties, books, and records, and shall furnish OSI during such period with all such information concerning its affairs as OSI may reasonably request. The availability or actual delivery of information about Fourth to OSI shall not affect the covenants, representations, and warranties of Fourth contained in this Agreement; provided, that OSI shall promptly disclose to Fourth any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, OSI shall treat as confidential all such information in the same manner as OSI treats similar confidential information of its own and, if this Agreement is terminated, OSI shall continue to treat all such information obtained in such investigation and not otherwise known to OSI from a source not known to OSI to be under a confidential relationship with Fourth, or already in the public domain, as confidential and shall return such documents theretofore delivered by Fourth to OSI as Fourth shall request.


          f. With regard to OSI's and Bank's employees who are terminated due to job eliminations within six months of Closing, Fourth shall honor its Acquisition Severance Schedule previously furnished to OSI.


          g. Fourth shall provide directors' and officers' liability insurance coverage for the directors and officers of the Corporations substantially similar to that currently in effect, or continue such insurance, for a period of three years from the Effective Time, which insurance shall provide coverage for acts and omissions occurring on or prior to the Effective Time.


          h. Between the date of this Agreement and the Effective Time of the Mergers, Fourth agrees that Fourth and its Subsidiaries shall not (i) amend any of their articles of incorporation, charters, bylaws or other governing instruments so as to materially adversely affect the rights which the stockholders of OSI who become holders of Fourth Stock pursuant to the Fourth Merger would have had had they acquired the Fourth Stock to be issued pursuant to the Fourth Merger on the date hereof, or (ii) enter into any agreement, understanding or commitment with any other party which would materially interfere with, delay or impede in any material respect consummation of the transactions contemplated hereby.


          i. Fourth shall provide or cause to be provided to all employees of OSI and the Bank who become employees of BANK IV Oklahoma following the consummation of the Mergers the same employee benefits offered to employees of Fourth and its banking Subsidiaries, and to give credit to any and all employees of OSI and the Bank following the consummation of the Mergers for all service with OSI and the Bank prior to the Effective Time in accordance with Paragraph 5C the Fourth Financial Corporation Acquisition Schedule previously delivered to OSI. If the Mergers have not been consummated by December 31, 1994, the Bank may conform its vacation schedule and sick leave policies to those of BANK IV Oklahoma, effective January 1, 1995.


          j. Prior to the filing of any applications with governmental authorities relating to the Required Approvals, Fourth shall provide its proposed filing(s) to OSI and its counsel at least two business days prior to filing for their review and comments.


          k. Immediately following the consummation of the Bank Merger, BANK IV Oklahoma as successor in interest to the Bank will terminate the written employment agreement between the Bank and Beth F. Buchanan dated January 1, 1994 by making a single lump sum payment to Beth F. Buchanan within five days after the Effective Time in an amount equal to 299% of her "base amount" of compensation, as defined in Section 280G
     (b)(3) of the Code. Notwithstanding the foregoing, Beth F. Buchanan's employment will be continued by BANK IV Oklahoma as an "employee at will" but subject to the same rights and entitlements of any other employees of the Bank who continue their service with BANK IV Oklahoma.


          l. At the Effective Time, BANK IV Oklahoma will invite each person who was a member of the Board of Directors of the Bank immediately prior to the Effective Time to become a member of a BANK IV Oklahoma Advisory Board of Directors to serve at the pleasure of BANK IV Oklahoma.


     2.3. Agreements of OSI.


          a. Prior to the consummation of the Mergers, neither of the Corporations shall, except with the prior written consent of Fourth or as otherwise provided in this Agreement or the Merger Agreements:

               (1)  Amend its charter, certificate of
          incorporation, bylaws, or other charter documents, or make any change in its authorized, issued, or outstanding capital stock, grant any stock options or right to acquire shares of any class of its capital stock or any security convertible into any class of capital stock, purchase, redeem, retire, or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock, or agree to do any of the foregoing;

               (2) Declare, set aside, or pay any dividend or other distribution in respect of any class of its capital stock except if the Mergers are not consummated by November 15, 1994, OSI may declare and pay a cash dividend per share of OSI Stock equal to the product of
          0.84 multiplied by the per share fourth quarter cash dividend declared by Fourth;

               (3) Adopt, enter into, amend materially or grant any options, restricted stock, or other rights under any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar employee benefit program or arrangement or grant any salary or wage increase except (a) normal individual increases in compensation to employees in accordance with established employee procedures of the Corporations, (b) payments in accordance with the Fourth Financial Corporation Acquisition Severance Schedule previously furnished to OSI, (c) normal bonuses on a pro rata basis through closing, (d) increases in the contributions to be made to the ESOP for the current fiscal year in an amount equal to the maximum amount permitted by applicable Law,
          (e) the termination of the ESOP as of the Effective Time, and (f) acceleration of vesting under the Oklahoma Savings, Inc. Recognition and Retention Plan (with respect to Restricted Stock) and stock options issued under the Oklahoma Savings, Inc. 1993 Stock Option and Incentive Plan;

               (4) Incur any indebtedness for borrowed money (except for federal funds, advances from the Federal Home Loan Bank System, repurchase agreements entered into in the ordinary and usual course of business, deposits received by the Bank, endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business, and issuance of letters of credit by the Bank in the ordinary and usual course of business), assume, guarantee, endorse, or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm, or corporation;

               (5) Pay or incur any obligation or liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of business of the Corporations;

               (6) Except for transactions in the ordinary and usual course of business of the Bank or for Permitted Encumbrances, mortgage, pledge, or subject to lien or other encumbrance any of its properties or assets;

               (7) Except for transactions in the ordinary and usual course of business of the Bank (including, without limitation, sales of assets acquired by the Bank in the course of collecting loans) and the sale of the Bank's real property located at 1020 North Boomer, Stillwater, Oklahoma, sell or transfer any of its properties or assets or cancel, release, or assign any indebtedness owed to it or any claims held by it;

               (8) Without Fourth's consent, which consent will not be unreasonably withheld, make any investment of a capital nature in excess of $25,000 for any one item or group of similar items either by the purchase of stock or securities (not including bonds or other investment securities purchased in the ordinary and usual course of business by the Bank), contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corporation;

               (9) Without Fourth's consent, which consent will not be unreasonably withheld, enter into any material other agreement not in the ordinary and usual course of business;

               (10) Except as described in subparagraph (b) of
          Section 7.3 of this Agreement, merge or consolidate with any other corporation, acquire any stock (except in a fiduciary capacity), solicit any offers for any class of its capital stock or a substantial portion of the assets of any of the Corporations or, except in the ordinary course of business, acquire any assets of any other person, corporation, or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or

               (11) Enter into any transaction or take any voluntary action which would, if effected prior to the Effective Time, constitute a breach of any of the representations, warranties, or covenants contained in this Agreement.


          b. Prior to the Effective Time, OSI shall cause each of the Corporations to conduct its respective business in the ordinary and usual course as heretofore conducted, including maintaining its current policies and procedures regarding the review, approval, and collection of loans; to furnish Fourth with monthly financial statements and management reports; and to use its Best Efforts (1) to preserve its business and business organization intact, (2) to keep available to Fourth and BANK IV Oklahoma the services of its present officers and employees, (3) to preserve the good will of customers and others having business relations with it, (4) to maintain its properties in customary repair, working order, and condition (reasonable wear and tear excepted), (5) to comply with all Laws applicable to it and the conduct of its business, (6) to keep in force at not less than their present limits all existing policies of insurance, (7) to make no material changes in the customary terms and conditions upon which it does business, (8) to duly and timely file all reports, tax returns, and other documents required to be filed with federal, state, local, and other authorities, and (9) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.


          c. Prior to the Effective Time, OSI shall cause the Corporations, to the extent permitted by Law, to give Fourth and its counsel and accountants full access, during normal business hours and upon reasonable notice, to their respective properties, books, and records, and to furnish Fourth during such period with all such information concerning their affairs as Fourth may reasonably request. The availability or actual delivery of information about the Corporations to Fourth shall not affect the covenants, representations, and warranties of the Corporations contained in this Agreement or the Merger Agreements except as provided in Section 8.1 hereof; provided, that Fourth shall promptly disclose to OSI any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for confidential information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, Fourth shall treat as confidential all confidential information in the same manner as Fourth treats similar confidential information of its own and, if this Agreement is terminated, Fourth shall continue to treat all such information obtained in such investigation and not otherwise known to Fourth from a source not known to Fourth to be under a confidential relationship with the Corporations, or already in the public domain, as confidential and shall return such documents theretofore delivered by the Corporations to Fourth as the Corporations shall request.


          d. OSI shall cause this Agreement and the Fourth Merger Agreement to be submitted promptly to its stockholders for approval, adoption, ratification, and confirmation at a special meeting to be called and held in accordance with applicable Law and its respective certificate of incorporation and bylaws. Subject to its fiduciary obligations to its stockholders, the board of directors of OSI shall at all times prior to the Effective Time recommend that the Merger Agreements be approved, ratified, and confirmed, and as of the date hereof, by authorizing the execution of this Agreement, the board of directors of OSI does hereby recommend such approval, adoption, ratification, and confirmation. Subject to approval of the Fourth Merger by the stockholders of OSI, OSI, as the sole stockholder of the Bank, shall approve and adopt the Bank Merger and the Bank Merger Agreement.


          e. OSI, separately and jointly with Fourth and BANK IV Oklahoma, shall use, and shall cause the Bank to use, its Best Efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and shall do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Mergers to be consummated on the terms provided herein and in the Merger Agreements as promptly as practicable.


          f. On or prior to the Effective Time, as appropriate for the transactions contemplated hereby, OSI shall, and shall cause the Bank to, execute and deliver the Merger Agreements and the other closing documents provided for in this Agreement, shall take all such other actions required or desirable in order to effect the Mergers, and shall utilize its Best Efforts to cause all of the conditions described in
     Section 5.1 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


          g. OSI shall cause each of the Corporations to cooperate with Fourth in Fourth's efforts to obtain current title evidence or insurance, environmental assessment reports, and surveys on such of the Corporation's real estate as Fourth may desire.


          h. From the date hereof through the Effective Time, OSI shall cause the Bank to give Robert W. Peterson, Vice President, BANK IV Kansas, N.A. (or such other person as may be designated by Fourth in writing) at least one business day advance oral notice of all proposed securities purchases or sales involving an aggregate price of $100,000 or more.


          i. Subject to receipt of a favorable determination letter on or before June 30, 1995, as of the Effective Time, the Board of Directors of OSI shall cause the ESOP to be terminated in accordance with applicable Law. Each participant in the ESOP shall become fully vested at the Effective Time. On or prior to the Effective Time, the Board of Directors of OSI shall designate a committee consisting of at least two current members of the Board of Directors of the Bank (the "Committee") and the administrative and other authority previously exercised with respect to the ESOP by the Board of Directors of the Bank shall be solely exercised by the Committee which authority shall include, but not be limited to, the appointment and removal of trustees and adoption of amendments to the ESOP, all as may be necessary or appropriate in the winding up the ESOP and the distribution of its assets as soon as practicable to or for the benefit of existing and former participants or their beneficiaries in a single lump sum or to an individual retirement account or other eligible plan, including but not limited to the savings and investment plan of Fourth, at the election of each participant or beneficiary. Prior to the making of any termination distributions or allocating any amounts resulting from the retirement of the ESOP loan, the Bank or the Committee shall obtain a favorable determination letter from the Internal Revenue Service relating to the plan's tax-qualified status. The determination letter request shall fully describe all relevant facts and authorities relating to the issue of allocating the unallocated shares to participants. If on or before June 30, 1995, a favorable determination letter relating to the retirement of the ESOP debt and the allocation of unallocated amounts has not been obtained and if the plan is otherwise qualified, the ESOP shall be merged into the savings and investment plan of Fourth and any unallocated amounts shall not be allocated to participants in the ESOP. Any expenses incurred with respect to the ESOP after the Effective Time shall be paid solely from the assets of the ESOP and shall not be paid by Fourth or BANK IV Oklahoma.


     2.4. The Mergers.


          a. At the Effective Time, the Bank Merger and the Fourth Merger shall occur simultaneously pursuant to the Merger Agreements. The Bank Merger Agreement and the Fourth Merger Agreement shall be substantially in the form of Exhibits "A" and "B" to this Agreement, respectively, with such immaterial changes thereto as may be required or desirable in order to obtain the required governmental approvals and with all blanks properly completed.


          b. As the result of the Bank Merger, the separate existence of the Bank shall cease and BANK IV Oklahoma, as the surviving association, shall continue its corporate existence under the laws of the United States; the existing articles of association of BANK IV Oklahoma and the bylaws of BANK IV Oklahoma shall be the articles of association and bylaws of the merged bank; the directors and officers of Bank IV Oklahoma immediately preceding the Bank Merger shall be the directors and officers of the merged bank; BANK IV Oklahoma shall possess all the rights, privileges, powers, and franchises of the Bank; all property, real, personal, and mixed, belonging to the Bank shall be vested in and belong to BANK IV Oklahoma; and all rights of creditors and depositors of the Bank shall continue unimpaired.


          c. As the result of the Fourth Merger, the separate existence of OSI shall cease, and Fourth, as the surviving corporation, shall continue its corporate existence under the laws of the State of Kansas; the articles of incorporation and the bylaws of Fourth in effect at the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation until further amended as provided by Law; the directors and officers of Fourth immediately preceding the Fourth Merger shall be the directors and officers of the surviving corporation; Fourth shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature of OSI; all property, real, personal, and mixed, belonging to OSI shall be vested in and belong to Fourth; and all rights of creditors of OSI shall continue unimpaired.


          d. From time to time as and when requested by Fourth, BANK IV Oklahoma, its respective successors or assigns, the officers and directors of the Bank and OSI last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary or desirable to vest or perfect or to confirm of record or otherwise BANK IV Oklahoma's or Fourth's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Bank or OSI, or either of them, and otherwise to carry out the purposes of this Agreement; provided, that no such officer or director shall thereby incur any expense or liability.


     2.5. Conversion and Exchange of Shares.


          a. Fourth Merger. The manner of converting or exchanging the shares of capital stock of OSI outstanding at the Effective Time shall be as follows:

               (1) The Fourth Merger shall effect no change in any of the then issued and outstanding shares of Fourth Stock and none of Fourth's then issued and outstanding shares of Fourth Stock shall be converted or exchanged as the result of the Fourth Merger.

               (2) At the Effective Time, upon consummation of the Fourth Merger, each issued and outstanding share of OSI Stock shall cease to be an issued and existing share, and each share shall automatically be converted into and exchanged for 0.84 shares of Fourth Stock.


          b. Bank Merger. At the Effective Time, upon consummation of the Bank Merger, each issued and outstanding share of Bank Stock shall automatically be converted into and exchanged for .002 shares of capital stock of BANK IV
     Oklahoma, par value $5.00.


          c. Adjustment for Changes in Fourth's Capitalization. In the event that between the date of this Agreement and the Effective Time Fourth shall take any action to subdivide its outstanding shares of common stock into a greater number of shares, or to combine its outstanding shares of common stock into a smaller number of shares, or to declare a stock dividend on its outstanding common stock, or to effect a reclassification of its common stock, then the number and kind of shares of Fourth Stock which the stockholders of OSI shall be entitled to receive in the Fourth Merger shall be adjusted equitably to prevent dilution or enlargement of the proportionate common stock interests in Fourth to be received by them.


          d. Stock Certificates. After the Effective Time and until surrendered for exchange, each outstanding stock certificate which prior to the Effective Time represented OSI Stock shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares of stock have been so converted; provided, that in any matters relating to the shares represented by such stock certificates, Fourth may rely exclusively upon the record of stockholders maintained by OSI containing the names and addresses of all stockholders of record at the Effective Time. Unless and until such outstanding stock certificates formerly representing such shares are so surrendered, no dividend payable to holders of Fourth Stock, as of any date on or subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth), however, the former OSI stockholder shall receive a certificate evidencing the shares of Fourth Stock to which such stockholder is entitled plus the accrued dividends on such stock from the Effective Time, without interest.


          e. Fractional Shares. No fractional shares of Fourth Stock will be issued. Instead, upon surrender of OSI stock certificates (or in the case of lost certificates, a surety bond or other form of indemnification which is satisfactory to Fourth), Fourth will pay, or cause to be paid, to the holder thereof the cash value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the Closing Price.


          f. Exchange Procedure. Promptly after the Effective Time, Fourth will send a notice and transmittal form to each record holder of outstanding certificates that immediately prior to the Effective Time evidenced shares of OSI Stock, advising such stockholder of the effectiveness of the Fourth Merger and the procedures for surrendering to Fourth such certificates in exchange for certificates representing the number of shares of Fourth Stock into which the shares of such capital stock represented by such certificates shall have been converted.


     2.6. Advance Preparations for Bank Merger. The parties acknowledge that Fourth anticipates it will be desirable to take various actions immediately following the Effective Time to maximize the future profitability of BANK IV Oklahoma, and that, as future stockholders of Fourth, the OSI stockholders will all benefit from such actions to the extent they are successful. Accordingly, OSI will cooperate and will cause the Bank to cooperate with Fourth in making advance plans and preparations for post-closing operations, including, without limitation, cooperation with employees of Fourth in planning for post-closing operations.


     2.7. Negative Covenants. Neither Fourth, OSI, nor any of their respective Subsidiaries has taken or will voluntarily take any action that would (i) prevent the transactions contemplated hereby, including the Mergers, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any regulatory approval referred to in the Agreement.


                        ARTICLE III

               REPRESENTATIONS AND WARRANTIES


     3.1. Representations and Warranties of OSI. Except as expressly disclosed in the Disclosure Statement, OSI represents and warrants to Fourth as follows:


          a. Organization, Good Standing, and Authority. OSI is a savings and loan holding company duly registered pursuant to the Home Owners Loan Act of 1933, as amended. Each of the Corporations is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and with all appropriate governmental agencies, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. The only subsidiary of OSI is the Bank. The Bank has no Subsidiaries. Neither of the Corporations is in violation of its charter documents or bylaws, or of any applicable Law in any material respect. The deposits of the Bank are insured by the FDIC to the maximum extent for each depositor permitted by Law and the Bank has paid all assessments and filed all reports required to be filed under the Federal Deposit Insurance Act.


          b. Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreements will upon execution and delivery constitute, subject only to Required Approvals and the approval and adoption thereof by the stockholders of OSI and the Bank, valid and binding obligations of OSI and the Bank, enforceable against each of such parties in accordance with the respective terms of such documents, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the enforcement of creditors' rights generally, or the rights of creditors of federally chartered savings banks or savings and loan holding companies and subject as to the enforcement of remedies to general principles of equity. The execution, delivery, and performance of this Agreement, the Merger Agreements, and the transactions contemplated by all such agreements have been duly authorized by the board of directors of OSI.


          c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreements, and subject to the obtaining of all Required Approvals and the approval of OSI's stockholders, the consummation of the transactions contemplated hereby or thereby or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of either of the Corporations or under any material agreement or instrument under which either of the Corporations is obligated, the result of which conflict or breach is likely to have a material adverse effect on either of the Corporations, its material assets, or its financial condition, or (2) violate any Law to which either of the Corporations is subject.


          d. Capitalization. OSI is authorized to issue: (a) 2,000,000 shares of OSI Stock, par value $.01 per share, of which 419,200 shares are validly issued and outstanding; and
     (b) 500,000 shares of preferred stock, par value $.01 per share, none of which is issued and outstanding. The Bank is authorized to issue: (a) 2,000,000 shares of Bank Stock, par value $.01 per share, of which 410,795 shares are validly issued and outstanding, all of which are owned by OSI free and clear of all encumbrances, liens, security interests, and claims whatsoever, and (b) 500,000 shares of preferred stock, par value $.01 per share, none of which is issued and outstanding.


          e. Charter Documents. True and correct copies of the charter documents and bylaws of both of the Corporations, with all amendments thereto, are included in the Disclosure
     Statement as Exhibits "E-1" to "E-4."


          f. Options, Warrants, and Other Rights. Neither of the Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock of any class and neither of the Corporations has agreed to issue, sell, or purchase any additional shares of any class of its capital stock except for options to purchase 23,149 shares of OSI Stock granted under OSI's incentive stock option plan.


          g. Financial Statements. Included in the Disclosure Statement as Exhibits "G-1" through "G-4" are true and complete copies of the following financial statements, all of which have been prepared in accordance with GAAP and all applicable regulatory accounting principles consistently followed throughout the periods indicated and fairly present in all material respects the financial condition of the Corporations as of the dates and for the periods indicated, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which if presented would not differ materially from those included in the most recent year-end financial statements):

          (1) Audited Consolidated Financial Statements of OSI as of September 30, 1993, and 1992, and for each of the three fiscal years in the period ended September 30, 1993, with auditors' report thereon and notes thereto, which have been examined by Deloitte & Touche, independent certified public accountants;

          (2) Audited Financial Statements of the Bank as of September 30, 1993, and 1992, and for each of the three fiscal years in the period ended September 30, 1993, with auditors' report thereon and notes thereto, which have been examined by Deloitte & Touche, independent certified public accountants;

          (3) Quarterly Reports on Form 10-Q for the periods ending December 31, 1993, and March 31, 1994; and

          (4)  Thrift Financial Reports as of June 30, September
          30, and December 31, 1993, and March 31, 1994, as filed by the Bank with the OTS.

          As soon as practicable between the date hereof and the Effective Time, the Corporations will deliver to Fourth copies of monthly operating statements and monthly securities inventory reports of the Bank and of all reports filed by either of them with any regulatory agencies. The books of account of each of the Corporations and each of the Financial Statements fairly and correctly reflect and, when delivered, will reflect in all material respects in accordance with GAAP and all applicable rules and regulations of regulatory agencies applied on a consistent basis, the respective incomes, expenses, assets, and liabilities, absolute or contingent, of each of the Corporations (except for the absence in the monthly operating statements of the Bank of certain information and footnotes normally included in financial statements prepared in accordance with GAAP which in the aggregate would not be materially adverse). There have been no material adverse changes in the financial condition of either of the Corporations from September 30, 1993, other than changes made in the usual and ordinary conduct of the businesses of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the books of account of the Corporations; and except as specifically permitted by this Agreement, there have been no material adverse changes in the respective businesses, assets, properties, or liabilities, absolute or contingent, of either of the Corporations, or in their respective condition, financial or otherwise, from the date of the most recent of the Financial Statements that has been delivered to Fourth on the date hereof other than (i) changes occurring in the usual and ordinary conduct of the business of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the respective books of account of the Corporations, or (ii) resulting from action required or permitted by this Agreement to be taken by one of the Corporations; provided, the effects of changes in interest rates, changes in generally accepting accounting principles and regulatory accounting principles, and the third-party costs of expenses relating to the transactions contemplated by this Agreement shall not be taken into account. To the extent required by GAAP, all contingent liabilities of either of the Corporations, other than letters of credit and similar obligations of the Bank incurred in the ordinary course of business, are described in or reserved against in the Financial Statements listed above.


          h. Properties. OSI does not own or lease any real property. Exhibit "H" to the Disclosure Statement is a complete list of all real estate owned or leased by the Bank. The Bank has good and marketable title in fee simple to all of the real property shown on its books as being owned by it, free and clear of all liens, encumbrances, and charges, except for those exceptions described on Exhibit "H" to the Disclosure Statement and Permitted Encumbrances. All leases of real property to which the Bank is a party as lessee, a true and complete copy of each of which with all amendments thereto is included in Exhibit "H" to the Disclosure Statement, are valid and enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally, and there has been no material default by any party thereto. No zoning ordinance prohibits, interferes with, or materially impairs the usefulness of the Occupied Properties; and all the premises on the Occupied Properties or leased by the Bank are in good operating condition and repair, normal wear and tear excepted.


          i. Personal Property. OSI does not own or lease any material tangible personal property. The Bank has good and merchantable title to all of the machinery, equipment, materials, supplies, and other property of every kind, tangible or intangible, contained in its offices and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges except for leasehold improvements to leased premises and for personal property held under the leases described on Exhibit "I" to the Disclosure Statement. All leases of personal property to which the Bank is a party as lessee, true and complete copies of each which with all amendments thereto are included in Exhibit "I" to the Disclosure Statement, are valid and enforceable in accordance with their terms, and there has been no material default by any party thereto. All of such personal property owned or leased by the Bank is in good operating condition, normal wear and tear excepted.


          j. Taxes. The Corporations have all filed all tax returns and reports required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns or reports are required to be filed and where the failure to file such return or report would subject any of the Corporations to any material liability or penalty. All taxes imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by any of the Corporations have been paid in full or adequately provided for by reserves shown in the records and books of account of the Corporations and in the Financial Statements. No extension of time for the assessment of deficiencies for any years is in effect. None of the Corporations has any knowledge of any unassessed tax deficiency proposed or threatened against any of them.


          k. Contracts. Other than Permitted Contracts and agreements with customers of the Bank and with financial institutions entered into by the Bank in the ordinary course of banking business, attached to the Disclosure Statement as Exhibit "K" is a list of all material contracts and other agreements and arrangements, both written and oral, to which either of the Corporations is a party, which affect or pertain to the operation of their respective businesses, and which involve future payments by either of the Corporations of $5,000 or more (the "Scheduled Agreements"). All parties to the Scheduled Agreements have in all material respects performed, and are in good standing with respect to, all the material obligations required to be performed under all such contracts and other agreements and arrangements, and no obligation with respect thereto is overdue. All of the agreements of either of the Corporations, including without limitation the agreements disclosed in writing pursuant to this clause k, are valid, binding, and enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally. Except as otherwise noted in Exhibit "K" to the Disclosure Statement, no contract, lease, or other agreement or arrangement to which either of the Corporations is a party or as to which any of their assets is subject requires the consent of any third party in connection with this Agreement or either of the Mergers. The Corporations are not in default under any of the Scheduled Agreements; the Corporations are not aware of any material default by any other party to any of the Scheduled Agreements or any claim by any other party that the Corporations are in material default under any of the Scheduled Agreements. Except for Permitted Contracts and except as set forth in Exhibit "K" to the Disclosure Statement, neither of the Corporations is a party to:

               (1) Any contract for the purchase or sale of any materials, services, or supplies which contains any escalator, renegotiation, or redetermination clause or which commits it for a fixed term;

               (2) Any contract of employment with any officer or employee not terminable at will without liability on account of such termination;

               (3) Any management or consultation agreement not terminable at will without liability on account of such termination;

               (4) Any license, royalty, or union agreement, or loan agreement in which a Corporation is the borrower;

               (5) Any contract, accepted order, or commitment for the purchase or sale of materials, services, or supplies having a total remaining contract price in excess of $10,000;

               (6) Any contract containing any restrictions on any party thereto competing with either Corporation or any other person;

               (7) Any other agreement which materially affects the business, properties, or assets of either of the Corporations, or which was entered into other than in the ordinary and usual course of business; or

               (8) Any letter of credit or commitment to make any loan or group of loans to related parties in an amount in excess of $100,000.

          None of the Corporations' agreements described in this clause k other than loans made in the ordinary course is reasonably anticipated by either of the Corporations to result in a material loss to any of the Corporations.


          l. Labor Relations; Employees; ERISA. Neither of the Corporations is a party to or affected by any collective bargaining agreement or employment agreement, nor is either Corporation a party to any pending or, to the knowledge of senior management of the Corporations, threatened labor dispute, organizational efforts, or labor negotiations. Each of the Corporations has complied with all applicable Laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, hours, collective bargaining, payment of social security taxes, and equal employment opportunity, the violation of which would have a materially adverse impact on their respective businesses. Neither of the Corporations is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except for the ESOP, OSI's Management Recognition and Retention Plan, and OSI's 1993 Stock Option and Incentive Plan, and two deferred compensation plans for two employees, true and complete copies of each of which together with all amendments thereto are attached as Exhibits L-1 through L-5, respectively, to the Disclosure Statement, none of the Corporations has any written or oral retirement, pension, profit sharing, stock option, bonus, or other employee benefit plan or practice other than group health, life, and accident insurance. The ESOP is in material compliance with ERISA and the Code and is a "qualified plan" within the meaning of Section 401(a) of the Code and a request for a favorable determination letter relating to the plan's qualified status has been filed with the Internal Revenue Service and no adverse response has been received. The Corporations know of no facts or circumstances that could adversely affect the tax-qualified status of such plan. None of the Corporations has violated any of the provisions of ERISA, and none of them has engaged in any "prohibited transactions" as such term is defined in Section 406 of ERISA.

     Each of the Corporations has complied with all applicable notice requirements and has provided group health care continuation coverage under Section 4980B of the Code and/or any other applicable Laws. Except for Beth F. Buchanan, there is no employee of any of the Corporations whose employment is not terminable at will without severance pay or other penalty or compensation. A true and complete copy of the employment agreement with Ms. Buchanan is attached as Exhibit L-6 to the Disclosure Statement.


          m. Government Authorizations. Both of the Corporations has all permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit it to carry on its business substantially as presently conducted except where the failure to do so would not have a material adverse effect on the businesses, results of operations or general business affairs of OSI and the Bank taken as a whole. All such licenses, permits, charters, orders, and approvals are in full force and effect, and neither of the Corporations knows of any threatened suspension or cancellation of any of them or of any fact or circumstance that will interfere with or adversely affect the renewal of any of such licenses, permits, charters, orders, or approvals prior to the Effective Time.


          n. Insurance. Exhibit "N" to the Disclosure Statement is a complete list of all insurance policies presently in effect and in effect during the past three years. All the insurance policies and bonds currently maintained by any of the Corporations are in full force and effect.


          o. Litigation. Exhibit "O" to the Disclosure Statement contains a true and complete list and brief description of all pending or, to the knowledge of either of the Corporations, threatened Litigation to which either of the Corporations is or is likely to be a party or to which any of their assets is or would be subject. Except as described on Exhibit "O" to the Disclosure Statement, neither of the Corporations is a party to any Litigation other than routine litigation commenced by the Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or, to the knowledge of either of the Corporations, threatened. To the knowledge of the Corporations, there are no threatened proceedings against or investigations of either of the Corporations by any regulatory agency.


          p. Brokers or Finders. No broker, agent, finder, consultant, or other party (other than legal, accounting, and financial advisors) has been retained by either of the Corporations or is entitled to be paid based upon any agreements, arrangements, or understandings made by either of the Corporations in connection with any of the transactions contemplated by this Agreement or the Merger Agreements.


          q. SEC Filings To Be Accurate. The information pertaining to the Corporations which has been or will be furnished to Fourth by or on behalf of either of the Corporations for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to either of the Corporations which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Corporations shall promptly advise Fourth in writing if prior to the Effective Time either of them shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


          r. SEC Documents. OSI has made available to Fourth a true and complete copy of each report, schedule, registration statement, and definitive proxy statement filed by OSI with the SEC since June 30, 1993 in substantially the form filed with the SEC (the "OSI SEC Documents"). As of their respective dates, the OSI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such OSI SEC Documents, and none of the OSI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of OSI included in the OSI SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, have been or will have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Form 10-Q), and fairly present, and will fairly present, the consolidated financial position of OSI and its consolidated Subsidiary as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts, and other documents required to be filed as exhibits to any of the OSI SEC Documents have been so filed. To OSI's knowledge, there are no unasserted claims that are not disclosed in the OSI SEC Documents and that would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on OSI.


          s. Environmental Compliance. The Bank is in material compliance with all relevant Environmental, Health, and Safety Laws and none of the Corporations has any material Environmental, Health, and Safety Liabilities. Except as described in Exhibit "S" to the Disclosure Statement, none of the Occupied Properties and, to the knowledge of OSI and the Bank, no real or personal property owned or leased by the Bank at any time is now being used or has at any time in the past ever been used for the storage (whether permanent or temporary), disposal, or handling of any Hazardous Materials, nor are any Hazardous Materials located in, on, under, or at any real property owned, leased, or used by the Bank. The Corporations have not received any notice of a material violation of any Environmental, Health, and Safety Law, or any notice of any material potential Environmental, Health, and Safety Liabilities with respect to any properties or assets in which any of the Corporations has or has had any interest.


          t. Employment of Aliens. The Bank is in material compliance with the Immigration and Control Act of 1986.


          u. Notes and Leases. Except as described in Exhibit "U" to the Disclosure Statement, all promissory notes and leases owned by the Bank at the Effective Time will represent bona fide indebtedness or obligations to the Bank and are and will be fully enforceable in accordance with their terms without valid set-offs or counterclaims, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally; provided, however, no representation or warranty is made in this Agreement as to the collectibility of any such note or lease.


          v. No Misrepresentations. Neither this Agreement, the Financial Statements, nor any other letter, certificate, statement, or document furnished or to be furnished to Fourth by or on behalf of the Corporations, pursuant to or in connection with this Agreement and the transactions contemplated hereby, when considered in conjunction with all other information and documents furnished to Fourth hereunder, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


          w. Updating of Representations and Warranties. Between the date hereof and the Effective Time, OSI and the Bank will promptly disclose to Fourth in writing any information of which either of them has actual knowledge (1) concerning any event that would render any of their representations or warranties contained in this Agreement untrue if made as of the date of such event, (2) which renders any information set forth in this Agreement or the Disclosure Statement no longer correct in all material respects, or (3) which arises after the date hereof and which would have been required to be included in this Agreement or the Disclosure Statement if such information had existed on the date hereof.


     3.2. Representations and Warranties of Fourth. Fourth represents and warrants to OSI as follows:


          a. Organization, Good Standing, and Authority. Fourth is a bank holding company duly registered pursuant to the Bank Holding Company Act. Fourth and each of its banking Subsidiaries is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. None of Fourth or any of its banking Subsidiaries is in violation of its charter documents or bylaws, or of any applicable Law in any material respect, or in default in any material respect under any material agreement, indenture, lease, or other document to which it is a party or by which it is bound. All of Fourth's issued and outstanding equity securities and the Fourth Stock to be issued in the Fourth Merger are duly registered under the Federal Securities Exchange Act of 1934, as amended. Shares of Fourth Stock are eligible for trading in the National Market System of NASDAQ.


          b. Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreements will upon execution and delivery constitute, valid and binding obligations of Fourth and, in the case of the Bank Merger Agreement, BANK IV Oklahoma, as the case may be, enforceable against them in accordance with the terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement and the Merger Agreements, and the transactions contemplated by all such agreements have been duly authorized by the respective boards of directors of Fourth and BANK IV Oklahoma.

     No approval of the holders of outstanding Fourth Stock or other voting securities of Fourth is necessary to consummate the Mergers.


          c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreements, and subject to the receipt of the Required Approvals, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of Fourth or any of its banking Subsidiaries or under any agreement or instrument under which Fourth or any of its banking Subsidiaries is obligated, the result of which is likely to have a material adverse effect upon Fourth, its banking Subsidiaries, its material assets, or its financial condition, or (2) violate any Law to which any of them is subject.


          d. SEC Documents. Fourth has made available to OSI a true and complete copy of each report, schedule, registration statement, and definitive proxy statement filed by Fourth with the SEC since January 1, 1991 in substantially the form filed with the SEC (the "Fourth SEC Documents"). As of their respective dates, the Fourth SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Fourth SEC Documents, and none of the Fourth SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements, contracts, and other documents required to be filed as exhibits to any of the Fourth SEC Documents have been so filed. To Fourth's knowledge, there are no unasserted claims that are not disclosed in the Fourth SEC Documents that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Fourth.


          e. Brokers or Finders. No broker, agent, finder, consultant, or other party (other than legal and accounting advisors) has been retained by Fourth or is entitled to be paid based upon any agreements, arrangements, or understandings made by Fourth in connection with any of the transactions contemplated by this Agreement or the Merger Agreements.


          f. Charter Documents. True and correct copies of the Restated Articles of Incorporation and Bylaws of Fourth, with all amendments thereto, are attached as Exhibit 3.01 to Fourth's 10-Q for the quarter ended June 30, 1992 and Exhibit
     3.04 to Fourth's 10-K for the year ended December 31, 1993, respectively.


          g. Government Authorizations. Fourth and each of its bank Subsidiaries has all permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit it to carry on its business substantially as presently conducted.

     All such licenses, permits, charters, orders, and approvals are in full force and effect and neither Fourth nor any of its bank Subsidiaries knows of any threatened suspension or cancellation of any of them and none knows of any fact or circumstance that will interfere with or adversely affect the renewal of any such licenses, permits, charters, orders, or approvals, and none of such permits, charters, licenses, orders, and approvals will be affected by the consummation of the transactions contemplated by this Agreement.


          h. Financial Statements. The financial statements included in the Fourth SEC Documents have all been prepared in accordance with GAAP consistently followed throughout the periods indicated and fairly present in all material respects the consolidated financial condition of Fourth as of the dates and for the periods indicated, subject in the case of interim financial statements to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes, which, if presented, would not differ materially from those included in the most recent year-end financial statements. There has been no material adverse change in the consolidated financial condition of Fourth since March 31, 1994, other than changes made in the usual and ordinary conduct of the businesses of Fourth and its Subsidiaries, none of which has been or will be materially adverse and all of which have been or will be recorded in the books of account of Fourth or its Subsidiaries.


          i. SEC Filings to be Accurate. The information pertaining to Fourth which has been or will be furnished by or on behalf of Fourth and its banking Subsidiaries or its management for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to Fourth which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Fourth shall promptly advise OSI in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


          j. No Misrepresentations. Neither this Agreement, the disclosure documents described in clause "d" of this Section 3.2, nor any other letter, certificate, statement, or document furnished or to be furnished to OSI or the Bank by or on behalf of Fourth pursuant to or in connection with this Agreement and the transactions contemplated hereby contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


          k. Capitalization. Fourth is authorized to issue (i) 50,000,000 shares of common stock, par value $5 per share, of which 27,201,925 shares were issued and 26,845,241 shares were outstanding on June 30, 1994, (ii) 250,000 shares of Class A 7% Cumulative Convertible Preferred Stock, par value $100 per share, all of which are issued and outstanding, and (iii) 5,000,000 shares of Class B Preferred Stock, without par value, none of which have been issued. The shares of Fourth Stock to be issued in the Mergers will be duly and validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive rights or any Laws applicable thereto.


          l. Updating of Representations and Warranties. Between the date hereof and the Effective Time, Fourth will promptly disclose to OSI in writing any information of which it has actual knowledge (1) concerning any event that would render any representation or warranty of Fourth untrue if made as of the date of such event, (2) which renders any information set forth in this Agreement no longer correct in all material respects, or (3) which arises after the date hereof and which would have been required to be included in the Agreement if such information had existed on the date hereof.


                           ARTICLE IV

                    SECURITIES LAWS MATTERS


     4.1. Registration Statement and Proxy Statement. Fourth shall as soon as practicable prepare and file the Registration Statement under and pursuant to the Securities Act for the purpose of registering the shares of Fourth Stock to be issued in the Merger. OSI and the Bank shall each provide promptly to Fourth such information concerning its respective business, financial condition, and affairs as may be required or appropriate for inclusion in the Registration Statement or the Proxy Statement and each shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Registration Statement and the Proxy Statement. Fourth and OSI shall use their Best Efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter OSI shall distribute the Proxy Statement to its stockholders in accordance with applicable Laws not fewer than 20 business days prior to the date on which the Fourth Merger Agreement is to be submitted to the stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement to stockholders, OSI shall mail or otherwise furnish to its stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the opinion of Fourth or OSI, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable Law. Fourth shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Fourth Stock by any person.


     4.2. State Securities Laws. Fourth shall prepare and file and the parties hereto shall cooperate in making any filings required under the securities laws of any State in order either to qualify or register the Fourth Stock being issued in the Fourth Merger so it may be offered and sold lawfully in such State in connection with the Fourth Merger or to obtain an exemption from such qualification or registration.


     4.3. Affiliates.  Certificates representing shares of Fourth
Stock issued to Affiliates of OSI pursuant to the Fourth Merger
Agreement may be subjected to stop transfer orders and may bear a restrictive legend in substantially the following form:


          The shares of common stock represented by this certificate have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. Such shares may not be sold, pledged, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, pledge, transfer, or assignment, except (i) pursuant to a then current effective registration under the Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the reasonable opinion of its counsel, received reasonably satisfactory evidence of compliance with Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Act.


     4.4. Affiliates' Agreements. OSI shall use its Best Efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of OSI to deliver to Fourth, at least thirty days prior to the Effective Time, a written agreement, in substantially the form of Exhibit E hereto, providing that such person will not, subject to the terms of such agreement, sell, pledge, transfer, or otherwise dispose of any shares of Fourth Stock received by such "affiliate" in the Fourth Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.


                          ARTICLE V

                     CLOSING CONDITIONS


     5.1. Conditions to Obligations of Fourth and BANK IV Oklahoma.

The obligations of Fourth to effect the Fourth Merger and to issue any Fourth Stock and the obligation of BANK IV Oklahoma to effect the Bank Merger shall be subject to the following conditions which may, to the extent permitted by Law, be waived by Fourth at its option:


          a. Stockholder Approvals. The approval, ratification, and confirmation of this Agreement and the Fourth Merger
     Agreement by the stockholders of OSI shall have been duly obtained as required by Law.


          b. Absence of Litigation. No order, judgment, or decree shall be outstanding restraining or enjoining consummation of either of the Mergers; and no Litigation shall be pending or threatened in which it is sought to restrain or prohibit either of the Mergers or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement.


          c. Securities Laws. The Registration Statement shall have become effective under the Securities Act and Fourth shall have received all state securities laws permits or other authorizations or confirmation of the availability of exemption from registration requirements necessary to issue the Fourth Stock in the Merger. Neither the Registration Statement nor any such permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order or similar proceeding or order by the SEC or any state securities authority.


          d. Regulatory Approvals. All appropriate regulatory agencies concerned with the transaction (including the Office of Thrift Supervision) shall have approved the transaction, and no such approval shall have involved the imposition of any conditions which are materially burdensome or unacceptable to Fourth such as a requirement to pay out the Bank's liquidation account in connection with the Bank Merger, it being understood that the imposition of conditions customarily imposed in transactions similar to that contemplated hereby shall not be deemed materially burdensome or unacceptable to Fourth.


          e. Limit on Dissent. The holders of an aggregate amount of the then issued and outstanding OSI Stock convertible into an amount of Fourth Stock equal to not more than five percent of the total amount of Fourth Stock issuable in the Fourth Merger shall have validly exercised their rights as dissenting stockholders.


          f. Minimum Net Worth of the Bank. Fourth shall have been reasonably satisfied that the aggregate net worth of the Bank as of the end of the month immediately preceding the Effective Time computed in accordance with GAAP was at least $6,600,000 including any adjustment required by Financial Accounting Standards ("FAS") No. 109 to properly record the effect of income taxes, but excluding any adjustments required by FAS. No. 115 to adjust to market value the Bank's available-for-sale investment securities portfolio and all accounting entries made in anticipation of the Mergers.


          g. Opinion of Counsel. Fourth shall have received the opinion of Silver, Freedman and Taff, counsel to the Corporations, substantially in the form of Exhibit "C" hereto.


          h. Representations and Warranties; Covenants. The representations and warranties of OSI and the Bank contained in Section 3.1 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting: (i) any changes occurring in the ordinary course of business, none of which shall have been materially adverse considering the business or financial condition of OSI and the Bank taken as a whole, and
     (ii) any changes contemplated or permitted by this Agreement, and provided the effects arising or resulting from changes in interest rates, changes in generally accepted accounting principles or regulatory accounting principles, and the third party costs and expenses relating to the transaction contemplated herein shall not be taken into account. OSI and the Bank shall each have performed in all material respects all of their obligations under this Agreement.


          i. Certificates. OSI and the Bank shall each have delivered to Fourth a certificate, in form and substance satisfactory to Fourth, dated the Effective Time and signed by its chief executive officer and chief financial officer certifying in such detail as Fourth may reasonably request the fulfillment of conditions a, b, e, f, and h above and k and l below.


          j. Affiliates' Agreements. Prior to the Effective Time, Fourth shall have received from OSI a list, reviewed by OSI's counsel, identifying all of its stockholders who are, in its opinion, Affiliates of OSI. Fourth shall not be obligated to deliver any shares of Fourth Stock to any person who is named as an Affiliate on such list prior to receipt from such person of an agreement substantially in the form of Exhibit "E" hereto.


          k. Exercise of Stock Options. OSI shall have caused all outstanding stock options to be exercised or cancelled by receipt of the merger consideration less the exercise price per share in accordance with the agreements pursuant to which they were granted prior to closing.


          l. Material Adverse Changes. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, liabilities (contingent or otherwise), properties, or assets of any of the Corporations; provided, the effects of changes in interest rates, changes in generally accepted accounting principles and regulatory accounting principles, and the third-party costs and expenses relating to the transactions contemplated by this Agreement shall not be taken into account.


          m. Satisfactory Environmental Reports. Fourth shall, at its sole expense, have received environmental assessment reports covering all of the Corporations' real estate, in form and substance reasonably satisfactory to Fourth, which do not cause Fourth reasonably to conclude that there are any material Environmental, Health, and Safety Liabilities associated with any of such real estate which would require remediation expenditures in excess of an aggregate of $150,000.


          n. Buchanan Employment Agreement Termination. Beth F. Buchanan shall have executed and delivered to Fourth a written agreement, in form and substance satisfactory to Fourth, to terminate her employment agreement with the Bank upon receipt of the payment described in Section 2.2k of this Agreement.


     5.2. Conditions to Obligations of OSI and the Bank. The obligations of OSI and the Bank to effect the Mergers and to consummate the transactions contemplated hereby shall be subject to the following conditions which may, to the extent permitted by Law, be waived by it at its option:


          a. General. Each of the conditions specified in clauses a, b, c, and d of Section 5.1 of this Agreement shall have occurred and be continuing.


          b. Representations and Warranties; Covenants. The representations and warranties of Fourth contained in
     Section 3.2 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and excepting any changes contemplated or permitted by this Agreement. Fourth shall have duly performed in all material respects all of its obligations under this Agreement.


          c. Certificate. Fourth shall have delivered to OSI a certificate, in form and substance satisfactory to OSI, dated the Effective Time and signed by its chief executive officer and chief financial officer on behalf of Fourth, certifying in such detail as OSI may reasonably request as to the fulfillment of the foregoing conditions except for the conditions set forth in clause a of Section 5.1 of this Agreement.


          d. Opinion of Counsel. OSI shall have received the opinion of Foulston & Siefkin, counsel to Fourth, addressed to OSI, satisfactory in form and substance to OSI, substantially in the form of Exhibit "D" hereto.


          e. Material Adverse Change. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, liabilities (contingent or otherwise), or assets of Fourth; provided the effects of changes in interest rates, changes in generally accepted accounting principles and regulatory accounting principles, and the third-party costs and expenses relating to the transactions contemplated by this Agreement shall not be taken into account.


          f. Fairness Opinion. OSI shall have received, prior to mailing the Proxy Statement to OSI stockholders, a written "fairness" opinion from an independent financial consultant to OSI that the consideration to be received by the stockholders of OSI in the Fourth Merger is fair from a financial point of view and such opinion shall not have been withdrawn prior to Closing.


                        ARTICLE VI

                     EFFECTIVE TIME


          The consummation of the Mergers and the delivery of the certificates and other documents called for by this Agreement, and the consummation of all other transactions contemplated by this Agreement shall take place at such time and place in Wichita, Kansas, as the parties may mutually agree which, unless otherwise agreed, shall be not later than the last day of the month in which the final regulatory approval required to effect the Mergers is received and the latest required waiting period expires. The parties agree that they shall exert their reasonable best efforts to cause the Effective Time to be on or before December 31, 1994.


                    ARTICLE VII

               TERMINATION OF AGREEMENT


     7.1. Mutual Consent; Absence of Stockholder Approval; Termination Date. This Agreement and the Merger Agreements shall terminate at any time when the parties hereto mutually agree in writing. This Agreement and the Merger Agreements may also be terminated at the election of either OSI or Fourth, as the case may be, upon written notice from the party electing to terminate this Agreement and the Merger Agreements to the other party if, without fault on the part of the party electing to terminate this Agreement and the Merger Agreements, the Merger Agreements are not ratified and approved by the stockholders of OSI by the requisite vote or if there has been a denial of a Required Approval except upon compliance with terms reasonably deemed onerous by Fourth. Unless extended by written agreement of the parties, this Agreement and the Merger Agreements shall terminate if all conditions to the obligations of the parties hereto have not occurred on or before December 31, 1994.


     7.2. Election by Fourth. Notwithstanding the approval of the Bank Merger Agreement by the stockholders of BANK IV Oklahoma, this Agreement and the Merger Agreements shall terminate at Fourth's election, upon written notice from Fourth to OSI, if any one or more of the following events shall occur and shall not have been remedied to the satisfaction of Fourth within 30 days after written notice is delivered to OSI: (a) there shall have been any material breach of any of the material obligations, covenants, or warranties of OSI or the Bank; or (b) there shall have been any written representation or statement furnished by OSI or the Bank which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.


     7.3. Election by OSI.

          a. Notwithstanding the approval of the Merger Agreements by the stockholders of OSI and the Bank, this Agreement and the Merger Agreements shall terminate at the election of OSI, upon written notice from OSI to Fourth, if any one or more of the following events shall occur and shall not have been remedied to OSI's satisfaction within 30 days after written notice is delivered to Fourth: (i) there shall have been any material breach of any of the material obligations, covenants, or warranties of Fourth hereunder; or
     (ii) there shall have been any written representation or statement furnished by Fourth hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.


          b. Notwithstanding the approval of the Fourth Merger Agreement by the stockholders of OSI, OSI shall have the right to terminate this Agreement and the Merger Agreements without liability to Fourth, except as expressly set forth in Section 8.2.b, in order to accept an offer described in Section 2.3.a.(10) of this Agreement if, in the good faith judgement of the Board of Directors of OSI, after affording Fourth a reasonable opportunity to discuss such offer directly with the Board of Directors of OSI and to match such offer (which Fourth shall not be obligated to do), such offer affords the OSI stockholders materially superior value than is afforded them in this Agreement.


     7.4. Effect of Termination. In the event of termination of this Agreement by either OSI or Fourth as provided in this Article VII, this Agreement and the Merger Agreements shall forthwith become void and there shall be no liability or obligation on the part of OSI, Fourth, or their respective officers, directors, or employees except (i) with respect to the parties' obligations under
Section 8.2, (ii) all obligations relating to the confidential information contained in this Agreement and in existing confidentiality agreements, and (iii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or agreements set forth in this Agreement or as a result of the breach by the other party of any of its representations or warranties contained in this Agreement as to which a member of the Board of Directors or a member of senior management of such party had actual knowledge of the untruthfulness or falsity of the representations or warranties when made.


                      ARTICLE VIII

                      MISCELLANEOUS


     8.1. Nonsurvival of Representations, Warranties, and
Agreements. None of the representations, warranties, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for the agreements contained in this Agreement that contemplate performance after the Closing.


     8.2. Expenses.


          a. Except as provided in subparagraph (b) hereof, whether or not the Mergers are effected, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.


          b.   If this agreement is terminated by OSI pursuant to
     Section 7.3 (b) of this Agreement, OSI shall promptly pay to Fourth in cash an amount equal to the sum of (i) all reasonable documented out-of-pocket expenses and fees incurred by Fourth and its subsidiaries in negotiating, preparing, executing, and performing this Agreement and in preparing for the Merger up to a maximum of $300,000, and (ii) $500,000.


     8.3. Notices. All notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or if sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows: (a) if to Fourth, addressed to Darrell G. Knudson, Chairman of the Board, Post Office Box 4, Wichita, Kansas 67201; and (b) if to OSI and the Bank, addressed to Beth F. Buchanan, President, 601 South Husband, Stillwater, Oklahoma 74074, or to such other address as shall have been furnished in writing in the manner provided herein for giving notice.


     8.4. Time.  Time is of the essence of this Agreement.


     8.5. Law Governing. This Agreement shall, except to the extent federal law is applicable, be construed in accordance with and governed by the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.


     8.6. Entire Agreement; Amendment. This Agreement contains and incorporates the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, letters of intent, and understandings. This Agreement may only be amended by an instrument in writing duly executed by all corporate parties hereto, and all attempted oral waivers, modifications, and amendments shall be ineffective.


     8.7. Press Releases. Except as may be required by law, Fourth and OSI shall consult with each other as to the form and substance of any proposed published press release relating to this Agreement or the Mergers.


     8.8. Severability. Any term, provision, covenant, or restriction in this Agreement which is held to be invalid, void, or unenforceable by any judicial or regulatory authority of competent jurisdiction shall be ineffective to the extent of such invalidity, voidness, or unenforceability; but neither the remaining terms, provisions, covenants, or restrictions contained in this Agreement nor the validity or enforceability thereof shall be affected or impaired thereby. Any term, provision, covenant, or restriction contained in this Agreement found to be unenforceable as written shall be interpreted to be as broad as is enforceable.


     8.9. Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each of them; provided, however, that this Agreement, the Merger Agreements, or any of the rights, interests, or obligations hereunder or thereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.


     8.10. Cover, Table of Contents, and Headings. The cover, table of contents, and the headings of the sections and subsections of this Agreement and the Merger Agreements are for convenience of reference only and shall not be deemed to be a part hereof or thereof or taken into account in construing this Agreement or the Merger Agreements.


     8.11. Counterparts. This Agreement and the Merger Agreements may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one agreement.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.



FOURTH FINANCIAL CORPORATION       OKLAHOMA SAVINGS, INC.



By                                 By
  ------------------------           ----------------------------
  Darrell G. Knudson                 Calvin J. Anthony
  Chairman of the Board              Chairman of the Board

        "Fourth"                             "OSI"






                         Exhibit "A"



                   AGREEMENT TO MERGE

                      between

          BANK IV OKLAHOMA, NATIONAL ASSOCIATION

                       and

             STILLWATER FEDERAL SAVINGS BANK

                under the charter of

          BANK IV OKLAHOMA, NATIONAL ASSOCIATION

                under the title of

          BANK IV OKLAHOMA, NATIONAL ASSOCIATION


          THIS AGREEMENT made between BANK IV Oklahoma, National Association (hereinafter referred to as "BANK IV"), a banking association organized under the laws of the United States, being located at 515 South Boulder, City of Tulsa, County of Tulsa, in the State of Oklahoma, with a capital of $211,647,325.96 divided into 5,873,347 shares of common stock, each of $5.00 par value, and surplus of $174,374,059.66 and undivided profits, including capital reserves, of $7,906,531.30 as of June 30, 1994, and Stillwater Federal Savings Bank (hereinafter referred to as "Bank"), a federal savings association organized under the laws of the United States, being located at 601 South Husband, City of Stillwater, in the State of Oklahoma, with a capital of $4,099.75, divided into 409,975 shares of common stock, each of $.01 par value, and surplus and undivided profits of approximately $6,450,220.28 as of June 30, 1994, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC
215a).



          W I T N E S S E T H:  That,



              Section 1.      Bank shall be merged into BANK IV
          under the charter of the latter.


              Section 2. The name of the receiving association (hereinafter referred to as the "Association") shall be BANK IV Oklahoma, National Association.


              Section 3. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 515 South Boulder, Tulsa, Oklahoma, and at its legally established branches.


              Section 4. The amount of capital stock of the Association shall be $29,370,830 divided into 5,874,166 shares of common stock, each of $5.00 par value, and at the time the merger shall become effective, the Association shall have a surplus of $________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses (and if applicable, purchase accounting adjustments) between June 30, 1994, and the effective time of the merger. The amount of capital stock of the Association and its surplus and undivided profits at the time the merger becomes effective shall also be adjusted to reflect the effect of all mergers of other banks into the Association, if any, between June 30, 1994, and the effective time of the merger.


              Section 5.      All assets as they exist at the
          effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer.

          The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of Bank existing as of the effective time of the merger.


              Section 6.      Of the capital stock of the
          Association, the presently outstanding 5,873,347 shares of common stock, each of $5.00 par value, the two holders of it, Fourth Financial Corporation and IV Commercial Acquisition, Inc., shall retain their present rights. In addition, Fourth Financial Corporation shall receive by reason of the merger an additional 819 shares of common stock, par value $5.00 per share of the Association. The sole shareholder of Bank, Oklahoma Savings, Inc. ("OSI"), is a party to an Agreement and Plan of Reorganization between Fourth Financial Corporation and OSI, dated as of July 21, 1994 (the "Reorganization Agreement"), pursuant to which the stockholders of OSI are receiving full payment for the value of all of the issued and outstanding capital stock of OSI, so no separate consideration is to be paid to Bank or any of its shareholders in its capacity as the stockholder of the Bank by reason of the merger effected hereby.


              Section 7. Except as expressly permitted in the Reorganization Agreement, Bank shall not (i) declare or pay any dividend to its shareholders, (ii) dispose of any of its assets in any other manner except in the normal course of business and for adequate value, or (iii) take any other action which would violate the terms of the Reorganization Agreement.


              Section 8.      The present board of directors and
          officers of BANK IV shall continue to serve as the board of directors and officers of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.


              Section 9. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of the resulting bank shall be the Articles of Association of BANK IV.


              Section 10. For purposes of granting a limited priority claim to the assets of the Bank in the unlikely event (and only upon such event) of a complete liquidation of the Association to persons who continue to maintain savings accounts with the Association after the merger, and who, immediately prior to the merger had a subaccount balance (as described in 12 C.F.R.
          Section 563b.3(f)(4)) with respect to the liquidation account of the Bank, the Association shall, at the time of the merger, establish a liquidation account in an amount equal to the liquidation account of the Bank immediately prior to the merger, which liquidation account shall participate pari passu with any other liquidation accounts of the Association. If the balance in any savings account to which a subaccount balance relates at the close of business on the last day of any fiscal year of the Association after the merger is effected is less than the balance in such savings account at the effective time of the merger or at the close of business on the last day of any other fiscal year of the Association after the merger is effected, such subaccount balance shall be reduced in an amount proportionate to the reduction in such savings account balance. No subaccount balance shall be increased, notwithstanding any increase in the balance of the related savings account. If such related savings account is closed, such subaccount shall be reduced to zero upon such closing. In the event of a complete liquidation of the Association, and only in such event, the amount distributable to each accountholder will be determined in accordance with the applicable rules and regulations pertaining to conversions by savings and loan associations from mutual to stock form of organization, on the basis of such accountholder's subaccount balance with the Association at the time of its liquidation. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Association is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.


              Section 11. This Agreement may be terminated as provided in the Reorganization Agreement. Notwithstanding the approval of this Agreement by any shareholder group, this Agreement shall automatically terminate upon the termination of the Reorganization Agreement for any reason, and in no event shall the merger of Bank into BANK IV occur prior to the consummation of the other Merger as such term is defined in the Reorganization Agreement.


              Section 12. This Agreement shall be ratified and confirmed by the affirmative vote of all of the shareholders of the Bank at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.


          WITNESS, the signatures and seals of said merging bank this ___ day of July, 1994, each set by its chairman of the board, president, or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority:


                                   BANK IV OKLAHOMA,
                                   NATIONAL ASSOCIATION


                                   By
                                     ---------------------------
                                      Edward F. Keller, Chairman
                                      of the Board and President

Attest:


- --------------------------

[Seal of Bank]


                                   STILLWATER FEDERAL SAVINGS BANK


                                   By
                                     ---------------------------
                                      Beth F. Buchanan
                                      President

Attest:

- --------------------------



STATE OF OKLAHOMA             )
                              )    ss:
TULSA COUNTY                  )


          On this _____ day of July, 1994, before me, a notary public for this state and county, personally came Edward F. Keller, Chairman of the Board and President, and Lisa R. Carr as Secretary, of BANK IV Oklahoma, National Association, and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                   ------------------------------
My Appointment Expires:            Notary


 ----------------------------



STATE OF OKLAHOMA             )
                              )    SS:
________ COUNTY               )


          On this _____ day of July, 1994, before me, a notary public for this state and county, personally came Beth F. Buchanan as President, and ___________ as Secretary, of Stillwater Federal Savings Bank, a federal savings association and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                   -----------------------------
 My Appointment Expires:           Notary


- ----------------------------






                            Exhibit "B"



                       AGREEMENT OF MERGER




               THIS AGREEMENT OF MERGER is made as of the __ day of

_________ 1994, between FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"), and OKLAHOMA SAVINGS, INC., a Delaware corporation ("OSI"). Fourth and OSI are hereinafter sometimes referred to as the "Constituent Corporations;" OSI is hereinafter sometimes referred to as the "Merging Corporation"; and Fourth is hereinafter sometimes called the "Surviving Corporation."



                            Recitals
                            --------


          A. The respective Boards of Directors of each of the two Constituent Corporations have duly adopted resolutions approving an Agreement and Plan of Reorganization, dated as of July 21, 1994, between Fourth and OSI (the "Agreement and Plan of Reorganization") and this Agreement of Merger, subject, among other things, to the approval and adoption of the Agreement and Plan of Reorganization and this Agreement of Merger by the holders of at least a majority of the issued and outstanding capital stock of each class of OSI having voting rights, authorizing the proposed merger of the OSI into Fourth upon the terms and conditions herein set forth.


          B. No approval of the stockholders of Fourth of this Agreement is required by reason of K.S.A. 17-6702(e) and 17-
6701(f).


          NOW, THEREFORE, Fourth and OSI hereby agree that Fourth and OSI shall merge on the terms and conditions hereinafter provided and in accordance with the following plan:









                         Plan of Merger
                         --------------


          1. OSI shall merge with and into Fourth which shall continue as the Surviving Corporation and shall be governed by the laws of the State of Kansas (the "Merger"). At the Effective Time (as defined in Paragraph 6), the separate existence of OSI shall cease. The corporate identity, existence, purposes, franchises, powers, rights, and immunities of Fourth shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, franchises, powers, rights, and immunities of OSI shall be merged into Fourth which shall be fully vested therewith. It is the intention of the parties that the transaction contemplated by this Agreement of Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.


          2. The Articles of Incorporation and Bylaws of Fourth, as in effect on the Effective Time, shall be and remain the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by law.


          3.   At the Effective Time:


               (a) Fourth shall, without other transfer, succeed to and possess all the rights, privileges, powers, and franchises both of a public and private nature and shall be subject to all the restrictions, disabilities, debts, liabilities, and duties of each of the Constituent Corporations.


               (b) The rights, privileges, powers, and franchises of each of the Constituent Corporations and all property, real, personal and mixed, of and all debts due or belonging to any of the Constituent Corporations shall be vested in Fourth; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of Fourth as they were of any of the Constituent Corporations.


               (c) Title to any real estate and to any other property vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor; provided, however, that all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of all of the Constituent Corporations shall thenceforth attach to Fourth and may be enforced against it to the same extent as if they had been incurred or contracted by Fourth. After the Effective Time, the Constituent Corporations shall each execute or cause to be executed such further assignments, assurances, or other documents as may be necessary or desirable to confirm title to their respective properties, assets, and rights in Fourth or to otherwise carry out the purposes of this Agreement of Merger, and their respective officers and directors shall do all such acts and things to accomplish those purposes which Fourth may reasonably request.


          4.   At the Effective Time:


               (a) Each issued and outstanding share of each class of capital stock of OSI shall cease to be an issued and existing share.


               (b) Each share of common stock of OSI, par value $.01 per share, except those as to which dissenters' rights have been validly exercised, shall automatically be converted into and exchanged for 0.84 shares of common stock, par value $5.00 per share, of Fourth ("Fourth Stock").


               (c)   Until surrendered for exchange, each
          outstanding stock certificate which prior to the Effective Time represented common stock of OSI shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares have been so converted; provided, that in any matters relating to the shares represented by such certificates, Fourth may rely conclusively upon the record of stockholders maintained by OSI containing the names and addresses of the holders of record of such stock at the Effective Time. Unless and until such outstanding stock certificates formerly representing shares of common stock of OSI are so surrendered, no dividend payable to the holders of record of Fourth Stock, as of any date subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification satisfactory to Fourth), however, the former OSI stockholders shall receive certificates evidencing the shares of Fourth Stock to which they are entitled plus the accrued dividends on such stock, without interest.


               (d) No fractional shares of Fourth Stock will be issued. Instead, upon surrender of OSI common stock certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth) Fourth will pay, or cause to be paid, to the holder thereof the cash value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the closing price of Fourth Stock on the trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.


               (e) The Merger shall effect no change in the rights of the holders of any of the Fourth Stock that is outstanding immediately before the Effective Time.


          5. The officers and directors of Fourth at the Effective Time shall continue to be the officers and directors of the Surviving Corporation until their successors are duly elected and qualified or their earlier death, resignation, or removal.


          6. The Merger shall be effected by and be given effect upon the filing of this Agreement of Merger in the offices of the Secretary of State of Kansas and the Secretary of State of Delaware. Such date and time of filing is referred to in this Agreement of Merger as the "Effective Time." This Agreement of Merger shall also be recorded in accordance with the provisions of the Kansas General Corporation Code and the General Corporation Law of the State of Delaware, but such recording shall not be a condition precedent to its becoming effective.


          7. This Agreement of Merger may be terminated and abandoned by mutual consent of the Boards of Directors of Fourth and OSI at any time prior to the Effective Time, or by the Board of Directors of either Fourth or OSI if the Agreement and Plan of Reorganization shall have been terminated as therein provided.


          8. This Agreement of Merger may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


          IN WITNESS WHEREOF, pursuant to authority duly given by its Board of Directors, each of the Constituent Corporations has caused this Agreement of Merger to be executed by its Chairman of the Board or President and attested by its Secretary or an Assistant Secretary as of the date and year first above written.


                                FOURTH FINANCIAL CORPORATION


                                By
                                  ----------------------------
                                   Darrell G. Knudson
                                   Chairman of the Board
ATTEST:

By
  -------------------------------
  William J. Rainey, Secretary



                                OKLAHOMA SAVINGS, INC.



                                By
                                  ----------------------------
                                   Calvin J. Anthony
                                   Chairman of the Board
ATTEST:

By
  -------------------------------
  ____________________, Secretary


                         ACKNOWLEDGMENTS
                         ---------------


STATE OF KANSAS            )
                           )  ss:
SEDGWICK COUNTY            )


          BE IT REMEMBERED that on this ____ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and William J. Rainey, Chairman of the Board and Secretary, respectively, of Fourth Financial Corporation, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing Agreement of Merger is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                                ------------------------------
                                Notary Public

My Appointment Expires:

- ---------------------------


                         ACKNOWLEDGMENTS
                         ---------------


STATE OF OKLAHOMA   )
                    )  ss:
          COUNTY    )


               BE IT REMEMBERED that on this ___ day of _________. 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Calvin J. Anthony and _________________________ Chairman of the Board and Secretary, respectively, of Oklahoma Savings, Inc., a Delaware corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing Agreement of Merger is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ------------------------------
                                Notary Public

My Appointment Expires:

- ---------------------------



                          CERTIFICATES
                          ------------

The  undersigned, ___________________________, Secretary of
Oklahoma Savings, Inc., a Delaware corporation, on behalf of said corporation, hereby certifies, pursuant to the General Corporation Law of the State of Delaware, that the foregoing Agreement of Merger to which this Certificate is attached has been submitted to the stockholders of said corporation at a special meeting thereof, duly called and held in accordance with the Bylaws of said corporation and the General Corporation Law of the State of Delaware, on the _________ day of ________ 1994, and at said meeting said agreement was duly considered, adopted, and approved by the holders of a majority of each class of capital stock entitled to vote thereon pursuant to a vote by ballot in person or by proxy taken for the adoption or rejection of said Agreement of Merger, and the votes of the stockholders of said corporation representing ________ shares of Common Stock, being ____% of the issued and outstanding Common Stock of said corporation entitled to vote were for the approval and adoption of said agreement and voted therefor.


               IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of __________, 1994.



                                -----------------------------
                                                , Secretary
                                ----------------



STATE OF OKLAHOMA   )
                    ) ss:
TULSA COUNTY        )



               BE IT REMEMBERED that on this __ day of _________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ___________________________, Secretary of Oklahoma Savings, Inc., a Delaware corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and she duly executed the above and foregoing certificate before me and acknowledged the said certificate to be her act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                -----------------------------
                                Notary Public

My Appointment Expires:

- ---------------------------





               The undersigned, William J. Rainey, Secretary of Fourth Financial corporation, a Kansas corporation, on behalf of said corporation, hereby certifies, in accordance with K.S.A. 17-6702(e) and pursuant to K.S.A. 17-6701(f) of the General Corporation Code of the State of Kansas, that the foregoing Agreement of Merger to which this Certificate is attached has been duly approved by the board of directors of Fourth Financial Corporation and has been duly adopted pursuant to Subsection (f) of said K.S.A. 17-6701 in that (i) the foregoing Agreement of Merger does not amend in any respect the Articles of Incorporation of Fourth Financial Corporation; (ii) each share of stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) the authorized unissued shares or the treasury shares of common stock of Fourth Financial Corporation to be issued or delivered under the foregoing Agreement of Merger do not exceed 20% of the shares of common stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of __________, 1994.




                                ------------------------------
                                William J. Rainey, Secretary










STATE OF KANSAS     )
                    )  ss:
SEDGWICK COUNTY     )


                BE IT REMEMBERED that on this __ day of _________ 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, William J. Rainey, Secretary of FOURTH FINANCIAL CORPORATION, a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and he duly executed the above and foregoing certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                -----------------------------
                                Notary Public

My Appointment Expires:

- ------------------------------




TO THE SECRETARY OF STATE OF THE STATE OF DELAWARE:


               Pursuant to Del.C.252 of the Delaware General Corporation Law, Oklahoma Savings, Inc., a Delaware corporation, was merged into Fourth Financial Corporation, a Kansas corporation and the surviving corporation. Fourth Financial Corporation agrees that it may be served with process in Delaware in any proceeding for the enforcement of any obligation of Oklahoma Savings, Inc., as well as for enforcement of any obligation of Fourth Financial Corporation arising from the aforementioned merger, including any suit or other proceeding to enforce the right of stockholders as determined in appraisal proceedings pursuant to the provisions of Del.C.262, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings.


               The Secretary of State of the State of Oklahoma shall mail any such service of process to the following address:

                  FOURTH FINANCIAL CORPORATION
                      100 N. Broadway
                   Wichita, Kansas 67202



               IN WITNESS WHEREOF, Fourth Financial Corporation has caused these presents to be executed by its Chairman of the Board and Secretary on this ___ day of __________, 1994.



                                FOURTH FINANCIAL CORPORATION



                                By
                                  -----------------------------
                                   Darrell G. Knudson
                                   Chairman of the Board

ATTEST:


By
  -------------------------------
   William J. Rainey, Secretary

STATE OF KANSAS     )
                    )  ss:
SEDGWICK COUNTY     )



               BE IT REMEMBERED that on this _____ day of _________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and William
J. Rainey, Chairman of the Board and Secretary, respectively, of FOURTH FINANCIAL CORPORATION, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing agreement before me and acknowledged the said agreement to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing agreement is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said agreement, and attested by the secretary of said corporation, is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                -----------------------------
                                Notary Public

My Appointment Expires:

- ---------------------------





                    Exhibit "C"










                          July __, 1994





Fourth Financial Corporation
Post Office Box 4
Wichita, Kansas  67201-0004

     Re:  Oklahoma Savings, Inc. and
          Stillwater Federal Savings Bank
          -------------------------------

Gentlemen:

     We have acted as special counsel to Oklahoma Savings, Inc. ("OSI") and Stillwater Federal Savings Bank (the "Bank") (which are collectively referred to herein as the "Merging Corporations"), in connection with the merger (the "Fourth Merger") of OSI with Fourth Financial Corporation, a Kansas corporation ("Fourth"), and the merger (the "BANK IV Oklahoma Merger") of the Bank with BANK IV Oklahoma, a national banking association ("BANK IV Oklahoma"), all pursuant to the Agreement and Plan of Reorganization, dated as of July __, 1994 (the "Agreement"), between Fourth and OSI, the related ancillary Merger Agreements described therein, and the related Disclosure Statement prepared by the Merging Corporations. This Opinion Letter is provided to you at your request, pursuant to
Section 5.1.g of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement or in the Accord described below.




     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, assumptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Laws of the State of Delaware. As to matters of Oklahoma law, we refer you to the opinion of Ellis & Morgan (attached hereto), on which we believe you may justifiably rely.
We note that various issues concerning Oklahoma law are addressed in the opinion of Ellis & Morgan, and we express no opinion with respect to those matters.

     The opinion in Paragraphs 3 (as to the existence of certain agreements), 4, 5, and 6 below are further limited to our Actual
Knowledge.

     We have relied upon Certificates of Public Officials and upon factual representations made by OSI and the Bank in Sections ___ through ___ of the Agreement and upon the certificates of officers of, and letters from litigation counsel to, OSI and the Bank. Such certificates are attached hereto as Appendices ___ through ___.

     Without limiting the qualification contained herein or in the Accord, we express no opinion as to antifraud provisions of federal and state securities laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. OSI is a savings and loan holding company duly registered pursuant to the Home Owners' Loan Act of 1933, as amended. Each of the Merging Corporations is a corporation or savings association duly organized, and validly existing under the Laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as described in the Registration Statement/Proxy Statement, to own its properties and assets and to lease properties used in its business.

To our Actual Knowledge, neither of the Merging Corporations has any Subsidiaries except as described in Section 3.1.a of the Agreement.

     2. The Agreement and the Merger Agreements are enforceable against such of the Merging Corporations that have executed the same.

     3. None of the execution or delivery of the Agreement or the Merger Agreements or the performance by the Merging Corporations of their agreements therein will (a) violate the Constituent Documents of any of the Merging Corporations or breach or result in a default under any agreement or instrument of which we have Actual Knowledge under which either of the Merging Corporations is obligated or (b) violate any Laws to which, to our Actual Knowledge, either of the Merging Corporations is subject.

     4. To our Actual Knowledge, the capitalization of the Merging Corporations and the ownership by OSI of the capital stock of the Bank are accurately described in Section 3.1 of the Agreement.

     5. To our Actual Knowledge, neither of the Merging Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock or any class and neither of the Merging Corporations has agreed to issue or sell any additional shares of its capital stock, except pursuant to the OSI 1993 Stock Option and Incentive Plan.

     6. To our Actual Knowledge, the Disclosure Statement contains a true and complete list and brief description of all Litigation pending or overtly threatened in writing to which either of the Merging Corporations is or would be a party or to which either of their assets is or would be subject. To our Actual Knowledge, except as set forth in Exhibit "O" to the Disclosure Statement, neither of the Merging Corporations is a party to any Litigation other than routine litigation commenced by the Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or overtly threatened in writing.

     7. Upon the filing of the Fourth Merger Agreement with the Secretary of State of Delaware and the Secretary of State of Kansas pursuant to the Delaware General Corporation Law and the Kansas General Corporation Code and the payment of all required taxes and fees, the Fourth Merger will be effected in compliance with all applicable Laws of the State of Delaware and Fourth will succeed to the assets and liabilities of OSI.

     8. The execution, delivery and performance of the Agreement and the Merger Agreements by the Merging Corporations do not require any approval, authorization, consent, exemptions, notices of intent not to disapprove or any other action of any governmental body to which the Merging Corporations or the transactions contemplated hereby are subject, other than approvals of (a) the Board; (b) the Comptroller; (c) the OTS and (d) the SEC and the securities commissioners or similar officers of the various states.

We express no opinion as to whether any of such approvals, authorizations, consents, exemptions, notices of intent not to disapprove or other required action has been properly obtained or taken.

     In addition, during the preparation of the Registration Statement/Proxy Statement, we participated in conferences with the senior executive officers of OSI and the Bank, reviewed audit letters supplied by legal counsel to OSI's auditors and conferred with counsel regularly retained by OSI and investigated the corporate records of OSI and the Bank in connection with the preparation of the Registration Statement/Proxy Statement and, although we are not passing upon and do not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement/Proxy Statement, on the basis of the foregoing without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Bank and OSI), nothing has come to our attention that would lead us to believe that the Registration Statement/Proxy Statement, as amended or supplemented if so amended or supplemented (except as to financial statements, notes to financial statements, financial tables, the appraisal and other financial and statistical data contained therein and information relating to or provided by the Merging Corporations, Fourth, or Bank IV Oklahoma with respect to which we express no opinion), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

     The opinions expressed above are subject to the following qualifications:

     (c) We express no opinion (1) that a course of dealing by you, or a failure on your part to exercise, in whole or in part, a right or remedy provided in the Agreement, shall not constitute a waiver of your rights or remedies of any default under the Agreement; (2) as to any anti-trust, state securities or tax laws;
(3) as to provisions which purport to establish evidentiary standards; (4) as to provisions relating to governing law, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers or liability limitations with respect to third parties; and (5) as to the enforceability of any requirement in the Agreement or related documents specifying that provisions thereof may only be waived in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such Agreement or related documents.

     The phrase "Primary Lawyer Group," as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means only the lawyers in this firm who have given substantive legal attention to representation of OSI and the Bank in connection with the foregoing transactions.

     The Opinion Letter may be relied upon by you only in connection with the foregoing transactions and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized by the Accord, without in each instance our prior written consent.

                                        Very truly yours,



                                        SILVER, FREEDMAN & TAFF




                          Exhibit "C-1"

                     [ELLIS & MORGAN LETTERHEAD]






                        _______________________


Fourth Financial Corporation
Post Office Box 4
Wichita, Kansas 67201-0004

     Re:  Oklahoma Savings, Inc. and
          Stillwater Federal Savings Bank
          -------------------------------

Gentlemen:

     We have acted as Oklahoma counsel to Oklahoma Savings, Inc. ("OSI") and Stillwater Federal Savings Bank (the "Bank") (which are collectively referred to herein as the "Merging Corporations"), in connection with the merger (the "Fourth Merger") of OSI with Fourth Financial Corporation, a Kansas corporation ("Fourth"), and the merger (the "BANK IV Oklahoma Merger") of the Bank with BANK IV Oklahoma, a national banking association ("BANK IV Oklahoma"), all pursuant to the Agreement and Plan of Reorganization, dated as of July 21, 1994 (the "Agreement"), between Fourth and OSI, the related ancillary Merger Agreements described therein, and the related Disclosure Statement prepared by the Merging Corporations. This opinion is furnished to you in connection with the opinion rendered by you pursuant to Section 5.1g of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement or in the Accord described below.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, assumptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Laws of the State of Oklahoma.

     The opinion in Paragraphs 3 (as to the existence of certain agreements), 4, 5, and 6 below are further limited to our Actual
Knowledge.

     We have relied upon Public Authority documents and upon factual representations made by OSI and the Bank in Sections ____ through ____ of the Agreement and upon the certificates of officers of, and letters from litigation counsel to, OSI and the Bank. Such documents and certificates are attached hereto as Appendices ___ through ___.

     Without limiting the qualification contained herein or in the Accord, we express no opinion as to antifraud provisions of federal and state securities laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. OSI is a savings and loan holding company duly registered pursuant to the Home Owners' Loan Act of 1933, as amended. Each of the Merging Corporations is a corporation or savings association duly organized, and validly existing under the Laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now described in the Registration Statement/Proxy Statement, to own its properties and assets and to lease properties used in its business.

To our Actual Knowledge, neither of the Merging Corporations has any Subsidiaries except as described in Section 3.1.a of the Agreement.

     2. The Agreement and the Merger Agreements are enforceable against such of the Merging Corporations that have executed the same.

     3. None of the execution or delivery of the Agreement or the Merger Agreements or the performance by the Merging Corporations of their agreements therein will (a) violate the Constituent Documents of any of the Merging Corporations or breach or result in a default under any agreement or instrument of which we have Actual Knowledge under which either of the Merging Corporations is obligated or (b) violate any Laws to which either of the Merging Corporations is subject.

     4. To our Actual Knowledge, the capitalization of the Merging Corporations and the ownership by OSI of the capital stock of the Bank are accurately described in Section 3.1 of the Agreement.

     5. To our Actual Knowledge, neither of the Merging Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock or any class and neither of the Merging Corporations has agreed to issue or sell any additional shares of its capital stock, except pursuant to the OSI 1993 Stock Option and Incentive Plan.

     6. To our Actual Knowledge, the Disclosure Statement contains a true and complete list and brief description of all Litigation pending or overtly threatened in writing to which either of the Merging Corporations is or would be a party or to which either of their assets is or would be subject. To our Actual Knowledge, except as set forth in Exhibit "0" to the Disclosure Statement, neither of the Merging Corporations is a party to any Litigation other than routine litigation commenced by the Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or overtly threatened in writing.

     The opinions expressed above are subject to the following qualifications:

     We express no opinion (1) that a course of dealing by you, or a failure on your part to exercise, in whole or in part, a right or remedy provided in the Agreement, shall not constitute a waiver of your rights or remedies of any default under the Agreement; (2) as to any anti-trust, state securities or tax laws; (3) as to provisions which purport to establish evidentiary standards; (4) as to provisions relating to governing law, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers or liability limitations with respect to third parties; and (5) as to the enforceability of any requirement in the Agreement or related documents specifying that provisions thereof may only be waived in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such Agreement or related documents.

     The phrase "Primary Lawyer Group" as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means only the lawyers in this firm who have given substantive legal attention to representations of OSI and the Bank in connection with the foregoing transactions.

     The Opinion Letter may be relied upon by you only in connections with the foregoing transactions and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized by the Accord, without in each instance our prior written consent.

                                 Very truly yours,




                        Exhibit "D"






                          _______, 1994



Board of Directors and Stockholders
Oklahoma Savings, Inc.


Gentlemen:


               We have acted as counsel to Fourth Financial
Corporation ("Fourth") and BANK IV Oklahoma, National Association ("BANK IV Oklahoma"), in connection with the preparation of the Agreement and Plan of Reorganization, dated as of July 21, 1994, among Fourth and Oklahoma Savings, Inc. ("OSI") (the "Agreement") and the ancillary Merger Agreements and Registration Statement provided for therein. This Opinion Letter is provided to you at the request of Fourth pursuant to Section 5.2.d of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Agreement or the Accord described below.


               This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, assumptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal Law of the United States and the Law of the State of Kansas.







          Based upon and subject to the foregoing, we are of the opinion that:


          1. Organization, Good Standing, and Authority. Fourth is a bank holding company duly registered pursuant to the Bank Holding Company Act. Fourth and BANK IV Oklahoma are each a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. Neither Fourth nor BANK IV Oklahoma is in violation of its Constituent Documents.


          2.   Binding Obligations.  The Agreement and the Merger
Agreements are enforceable against such of Fourth and BANK IV
Oklahoma as have executed such agreements.


          3. Absence of Default. None of the execution or the delivery of the Agreement or the Merger Agreements, or the performance by Fourth or BANK IV Oklahoma of their agreements therein, will (1) violate the Constituent Documents or breach or result in a default under any agreement or instrument under which Fourth or BANK IV Oklahoma is obligated of which we have Actual Knowledge, or (2) violate any statutory law or regulation to which any of them is subject.


          4. Capitalization. Fourth is authorized to issue 50,000,000 shares of common stock, par value $5 per share. The shares of Fourth Stock to be issued in the Mergers, when issued in accordance with the Agreement, will be duly and validly issued, fully paid, and nonassessable, and will not be issued in violation of any preemptive rights or any Laws applicable thereto.


          5. Government Authorizations. To our Actual Knowledge, Fourth and BANK IV Oklahoma have all material permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit them to carry on their respective businesses substantially as presently conducted.


          6. Governmental Approvals. The execution, delivery, and performance of the Agreement and the Merger Agreements by Fourth and BANK IV Oklahoma do not require any approval, authorization, consent, exemptions, notices of intent not to disapprove, or other action of any regulatory body, administrative agency, or any other governmental body or any filing with any governmental body to which Fourth or BANK IV Oklahoma are subject, other than approvals of or filings with (a) the Board, (b) the Comptroller, (c) the OTS, and (d) the SEC and the securities commissioner or similar officers of the several states. All such requisite approvals, authorizations, consents, exemptions, and notices have been taken by the appropriate governmental body listed in the foregoing clauses (a), (b), (c), and (d).


          7. Fourth Merger. Upon the filing of the Fourth Merger Agreement with the Secretary of the State of Kansas and the Secretary of State of Delaware, and the payment of all required taxes and fees, the Fourth Merger shall be effected in compliance with all applicable laws of the State of Kansas.


          While we have not verified, do not pass upon, and do not assume responsibility for, the accuracy, completeness, or fairness of the factual statements contained in the Registration Statement or the Proxy Statement, to the extent we participated in the preparation and filing of the Proxy Statement and the Registration Statement with the SEC and, in the course of such preparation, in conferences with certain officers and employees of the Corporations, Fourth, and BANK IV Oklahoma with respect thereto, our examination of the Proxy Statement and Registration Statement and discussions in the above-described conferences did not disclose to us any information which gave us reason to believe that the Proxy Statement, at the time it was first mailed to stockholders of OSI and at the time of the special stockholders' meeting at which the Fourth Merger was approved by the stockholders of OSI, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical information relating to the Corporations, Fourth, or BANK IV Oklahoma contained therein and as to all material relating to or furnished by the Corporations and the Stockholders for use in the Proxy Statement, as to all of which we do not express any opinion).


          We hereby confirm to you that there are no actions or proceedings against Fourth or any Subsidiary of Fourth, pending or overtly threatened in writing, before any court, governmental agency, or arbitrator (i) which seek to affect the enforceability of the Agreement or (ii) which seek damages in excess of $10,000,000 other than Kansas Public Employees Retirement System v. Peters, Gamm, West & Vincent, et al., Case No. 92 CV 433 in the Third Judicial District Court, Shawnee County, Kansas.


          The phrase "Primary Lawyer Group", as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means only the lawyers in this firm who have given substantive legal attention to representation of Fourth and BANK IV Oklahoma in connection with the Transaction.


          This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized by the Accord, without in each instance our prior written consent.


                                Very truly yours,



                                FOULSTON & SIEFKIN





                           Exhibit "E"


                      AFFILIATE'S AGREEMENT
                      ---------------------


          THIS AGREEMENT, made and entered into as of the __ day of __________ 1994, by and between (hereinafter referred to as "Affiliate"), and FOURTH FINANCIAL CORPORATION, a Kansas corporation (hereinafter referred to as "Fourth").


          W I T N E S S E T H:  That;
          -------------------

          WHEREAS, Fourth and Oklahoma Savings, Inc. ("OSI") are parties to an Agreement and Plan of Reorganization, dated as of July 21, 1994 (the "Agreement"), which provides for, subject to various terms and conditions, the merger of OSI into Fourth (the "Fourth Merger") and the merger of Stillwater Federal Savings Bank (the "Bank") into BANK IV Oklahoma, National Association (the "BANK IV Oklahoma Merger") (the Fourth Merger and the BANK IV Oklahoma Merger being collectively referred to herein as the "Mergers"); and


          WHEREAS, Section 4.4 of the Agreement provides that OSI shall use its best efforts to cause each "affiliate" of OSI, as such term is defined in the Agreement (an "Affiliate"), to execute and deliver this agreement; and


          WHEREAS, Section 5.1.j of the Agreement provides that Fourth is not obligated to deliver any shares of its common stock, par value $5 per share ("Fourth Stock"), to be received by an Affiliate in the Fourth Merger until Fourth has received this agreement from such Affiliate;


          WHEREAS, Affiliate desires to receive the shares of Fourth Stock Affiliate is entitled to receive in the Fourth Merger; and


          WHEREAS, the parties desire to effect the Mergers and it is in the best interests of the undersigned that the Mergers be effected;





          NOW, THEREFORE, in consideration of the premises and the issuance of Fourth Stock to the undersigned in the Fourth Merger, and in order to induce OSI and Fourth to effect the Mergers, the undersigned hereby agree as follows:


          1.   Securities Act Restriction on Transfer and Sale.
Affiliate hereby agrees not to sell, pledge, offer to sell, transfer, assign, or otherwise dispose of any of the shares of Fourth Stock issued to Affiliate in the Mergers in violation of the Securities Act of 1933, as amended.


          2. Restrictive Legend. Affiliate hereby acknowledges and agrees that all certificates evidencing Fourth Stock to be issued to Affiliate pursuant to the Mergers shall be subject to stop transfer orders and shall bear a restrictive legend substantially in the following form:

          The shares of common stock represented by this certificate have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. Such shares may not be sold, pledged, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, pledge, transfer, or assignment, except (i) pursuant to a then current effective registration under the Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the reasonable opinion of its counsel, received reasonably satisfactory evidence of compliance under Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange commission, is not required to be registered under the Act.


          3. Miscellaneous. This Affiliate's Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and may not be amended or modified except by written instrument duly executed by the parties hereto. This Affiliate's Agreement shall be governed by the laws of the State of Kansas and shall be construed in accordance therewith. This Affiliate's Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, devisees, successors, trustees, and assigns of the parties hereto.


          IN WITNESS WHEREOF, the parties hereto have executed this Affiliate's Agreement as of the date first above written.



                                FOURTH FINANCIAL CORPORATION



                                By
                                  ------------------------------
                                   Darrell G. Knudson
                                   Chairman of the Board

                                "Fourth"





                                --------------------------------
                                "Affiliate"